As filed with the U.S. Securities and Exchange Commission on June 16, 2008
Registration No. 333-151176

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
AMENDMENT NO. 1
to
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Seacoast Banking Corporation of Florida	Florida	59-2260678
SBCF Capital Trust IV SBCF Capital Trust V	Delaware Delaware	26-6386004 26-6386037
(Exact name of registrant as specified in its charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
Seacoast Banking Corporation of Florida
815 Colorado Avenue
Stuart, Florida 34994
(772) 287-4000
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
Dennis S. Hudson, III
Chief Executive Officer
Seacoast Banking Corporation of Florida
815 Colorado Avenue
Stuart, Florida 34994
(772) 287-4000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copies to:
Ralph F. MacDonald III, Esq.
Jones Day
1420 Peachtree Street, N.E., Suite 800
Atlanta, Georgia 30309
(404) 581-3939
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.     ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.     ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.     ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.     ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

	Amount to be Registered	Amount of
	Proposed Maximum Offering Price Per Unit	Registration
Title of Each Class of Securities to be Registered	Proposed Maximum Offering Price(1)(2)	Fee
Senior Debt Securities	(1)(2)
Subordinated Debt Securities	(1)(2)
Junior Subordinated Debt Securities	(1)(2)
Preferred Stock	(1)(2)
Depositary Shares	(1)(2)
Common Stock	(1)(2)
Purchase Contracts	(1)(2)
Units	(1)(2)
Warrants	(1)(2)
Rights	(1)(2)
Guarantees of Trust Capital Securities of SBCF Capital Trust IV and of SBCF Capital Trust V	(1)(2)
Trust Capital Securities of SBCF Capital Trust IV and of SBCF Capital Trust V	(1)(2)
Total	$40,000,000	$1,572

     We hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until we file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

(1)	An unspecified aggregate initial offering price or number of the securities of each identified class is being registered from time to time to be offered at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.

(2)	This Registration Statement also serves to register such indeterminate amount of securities that are to be offered and sold in connection with market-making activities of affiliates of the registrant.

PROSPECTUS
$40,000,000
Seacoast Banking Corporation of Florida
Senior Debt Securities
Subordinated Debt Securities
Junior Subordinated Debt Securities
Preferred Stock
Depositary Shares
Common Stock
Purchase Contracts
Units
Warrants
Rights
Guarantees

SBCF Capital Trust IV
SBCF Capital Trust V
Trust Capital Securities
Fully and unconditionally guaranteed by Seacoast Banking Corporation of Florida as described in the applicable prospectus supplement

     We and/or the Trusts may offer and sell, from time to time, in one or more offerings, any combination of debt and equity securities that we describe in this prospectus having a total initial offering price not exceeding $40,000,000. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.
     Seacoast Banking Corporation of Florida’s common stock is traded on the Nasdaq Global Select Market under the symbol “SBCF”.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense in the United States.
     These securities are unsecured and are not deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This prospectus is dated June 16, 2008.

Prospectus

ABOUT THIS PROSPECTUS
     This prospectus is a part of a registration statement that we and the Trusts filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration statement, we may sell, either separately or together, senior debt securities, subordinated debt securities, junior subordinated debt securities, preferred stock, depositary shares representing interests in preferred stock, common stock, purchase contracts, units and warrants, in one or more offerings. In addition, we may offer to our existing shareholders subscription rights, which may or may not be transferable, to purchase additional shares of our common stock or preferred stock. The Trusts may sell trust capital securities representing undivided beneficial interests in the Trusts, which may be guaranteed by us, to the public. We and the Trusts may use the shelf registration statement to sell, in one or more offerings, up to $40,000,000 of any securities registered, in any combination in an offering amount. This prospectus only provides you with a general description of the securities we and the Trusts may offer. Each time we or the Trusts sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the securities and the offering. A prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities or to us or the Trusts. The supplement also may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should carefully read both this prospectus and any supplement, together with the additional information described under the heading “Where You Can Find More Information” below.
     The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC website or at the SEC office mentioned under the heading “Where You Can Find More Information” below.
     We and the Trusts may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us or the Trusts directly or through dealers or agents designated from time to time. If we or the Trusts, directly or through agents, solicit offers to purchase the securities, we and the Trusts reserve the sole right to accept and, together with any agents, to reject, in whole or in part, any of those offers.
     Any prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters and the net proceeds to us and the Trusts. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).
     Unless the context requires otherwise, references to (1) “Seacoast Banking Corporation of Florida”, “Seacoast Banking”, “Seacoast”, the “Company”, “we”, “our”, “ours” and “us” are to Seacoast Banking Corporation of Florida and its subsidiaries, and (2) the “Trusts” are to SBCF Capital Trust IV and SBCF Capital Trust V, each of which is a Delaware statutory trust.

WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov.
     The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the following documents listed below and any future filings (other than current reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K) made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until we or any underwriters sell all of the securities:
•	Annual Report on Form 10-K for the year ended December 31, 2007;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2008; and

•	Current Reports on Form 8-K filed on January 28, 2008, January 31, 2008, February 6, 2008, March 26, 2008, May 1, 2008, and May 12, 2008.
     You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:
Seacoast Banking Corporation of Florida
P. O. Box 9012
815 Colorado Avenue
Stuart, Florida 34995
Telephone: (772) 287-4000
Facsimile: (772) 288-6012
Attention: Shareholder Services
     The Trusts have no separate financial statements. The Trusts’ financial statements would not be material to holders of the trust capital securities because the Trusts have no independent operations.
     Unless otherwise indicated, currency amounts in this prospectus and in any applicable prospectus supplement are stated in United States dollars.
     You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. We have not authorized anyone else to provide you with additional or different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement or any document incorporated by reference is accurate as of any date other than the dates of the applicable documents.

SPECIAL CAUTIONARY NOTICE
REGARDING FORWARD-LOOKING STATEMENTS
     Certain of the statements made herein, including information incorporated herein by reference to other documents, are “forward-looking statements” within the meaning and protections of Section 27A of the Securities Act and Section 21E of the Exchange Act.
     Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.
     All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may”, “will”, “anticipate”, “assume”, “should”, “indicate”, “would”, “believe”, “contemplate”, “expect”, “estimate”, “continue”, “plan”, “point to”, “project”, “could”, “intend”, “target”, and other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation:
•	the effects of future economic, business and market conditions, domestic and foreign;

•	governmental monetary and fiscal policies;

•	legislative and regulatory changes, including changes in banking, securities and tax laws and regulations and their application by our regulators;

•	changes in accounting policies, rules and practices;

•	the risks of changes in interest rates on the levels, composition and costs of deposits, loan demand, and the values and liquidity of loan collateral, securities, and interest sensitive assets and liabilities;

•	credit risks of borrowers;

•	changes in the availability and cost of credit and capital in the financial markets;

•	changes in the prices, values and sales volumes of residential and commercial real estate;

•	the effects of competition from a wide variety of local, regional, national and other providers of financial, investment and insurance services;

•	the failure of assumptions underlying the establishment of reserves for possible loan losses and other estimates;

•	the risks of mergers, acquisitions and divestitures, including, without limitation, the related time and costs of implementing such transactions, integrating operations as part of these transactions and possible failures to achieve expected gains, revenue growth and/or expense savings from such transactions;

•	changes in technology or products that may be more difficult, costly, or less effective, than anticipated;

•	the effects of war or other conflicts, acts of terrorism or other catastrophic events that may affect general economic conditions; and

•	other factors and risks described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2007 and in any of our subsequent reports that we make with the SEC under the Exchange Act.
     All written or oral forward-looking statements that are made by or are attributable to us are expressly qualified in their entirety by this cautionary notice. We have no obligation and do not undertake to update, revise or correct any of the forward-looking statements after the date of this prospectus, or after the respective dates on which such statements otherwise are made.

PROSPECTUS SUMMARY
     Under this shelf registration statement to which this prospectus is a part, we and the Trusts may sell up to $40,000,000 of securities, consisting of one or any combination or combinations of securities, described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. This prospectus describes the securities and the Trusts’ trust capital securities that may be offered.
     We may offer any of the following securities or any combination of these securities from time to time:
•	senior debt securities;

•	subordinated debt securities;

•	junior subordinated debt securities;

•	preferred stock;

•	depositary shares;

•	common stock;

•	purchase contracts;

•	units;

•	warrants;

•	rights; and

•	guarantees.
     From time to time, each Trust may:
•	offer trust capital securities representing undivided preferred beneficial interests in the Trust to the public;

•	offer common securities representing undivided common beneficial interests in the Trust to us; and

•	use the proceeds from the issuance of these securities to buy an equal principal amount of our junior subordinated debt securities.
     This prospectus, including the following summary, describes the general terms that may apply to the securities; the specific terms of any particular securities that we may offer will be described in a separate supplement to this prospectus.
Debt Securities
     We may offer several different types of debt securities. For any particular debt securities we offer, the applicable prospectus supplement will describe the terms of the debt securities, and will include for each series of debt securities, the initial public offering price, designation, priority, aggregate principal amount (including whether determined by reference to an index), currency, denomination, premium, maturity, interest rate (including whether fixed, floating or otherwise), time of payment of any interest, any terms for mandatory or optional redemption and other terms. We will issue senior and subordinated debt, including subordinated and junior subordinated debt securities, under separate indentures to be entered into by and between us and Wilmington Trust Company, as trustee. Debt securities may be convertible into shares of our common stock or preferred stock, as described in a prospectus supplement.
Preferred Stock and Depositary Shares
     We may offer preferred stock in one or more series. The applicable prospectus supplement will describe for each offer of preferred stock the specific designation of the series offered; the aggregate number of shares offered; the rate and periods, or manner of calculating the rate and periods, for dividends, if any; the stated value and liquidation preference amount, if any; the redemption, liquidation and voting rights, if any; and any other specific terms. We may also offer depositary shares, each of which would represent an interest in a fractional share of preferred stock. We will issue the depositary shares under one or more deposit agreements to be entered into between us and one or more depositaries.

Common Stock
     We may also offer shares of our common stock and the applicable prospectus supplement will describe the terms of any such offer.
Purchase Contracts
     We also may issue purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to holders, a fixed or varying number of shares of common stock or preferred stock at a future date or dates. The consideration per share of common stock or preferred stock may be fixed at the time that purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. Any purchase contract may include anti-dilution provisions to adjust the number of shares issuable pursuant to such purchase contract upon the occurrence of certain events.
     The purchase contracts may be issued separately or as a part of units consisting of a purchase contract, debt securities and preferred securities. These contracts, and the holders’ obligations to purchase shares of our common stock or preferred stock under the purchase contracts may be secured by cash, certificates of deposit, U.S. government securities that will mature prior to or simultaneously with, the maturity of the purchase contract, standby letters of credit from an affiliated U.S. bank that is FDIC-insured or other collateral satisfactory to the Federal Reserve. The purchase contracts may require us to make periodic payments to holders of the purchase units, or vice versa, and such payments may be unsecured or prefunded and may be paid on a current or on a deferred basis.
     Any one or more of the above securities, common stock or the purchase contracts or other collateral may be pledged as security for the holders’ obligations to purchase or sell, as the case may be, the common stock or preferred stock under the purchase contracts.
Units
     We also may offer two or more of the securities described in this prospectus in the form of a “unit,” including pursuant to a unit agreement. The unit may be transferable only as a whole, or the securities comprising a unit may, as described in the prospectus supplement, be separated and transferred by the holder separately. There may or may not be an active market for units or the underlying securities, and not all the securities comprising a unit may be listed or traded on a securities exchange or market.
Warrants
     We may offer warrants to purchase our senior debt securities, subordinated debt securities, preferred stock, depositary shares, common stock or any combination of these securities, either independently or together with any other securities. For any particular warrants we offer, the applicable prospectus supplement will describe:
•	the underlying securities;

•	the expiration date;

•	the exercise price or the manner of determining the exercise price;

•	the amount and kind, or the manner of determining the amount and kind, of securities to be delivered upon exercise;

•	the date after which the warrants are separately transferable;

•	any provisions for adjustments in the exercise price or the number of securities issuable upon exercise of the warrants; and

•	any other specific terms.
     We may issue the warrants under one or more warrant agreements between us and one or more warrant agents. The warrant agents will act solely as our agents in connection with the warrants and will not assume any obligation or relationship of agency for or on behalf of holders or beneficial owners of warrants.

Rights
     We may offer rights to our existing shareholders to purchase additional shares of our common stock or any series of our preferred stock. For any particular subscription rights, the applicable prospectus supplement will describe the terms of such rights, including the period during which such rights may be exercised, the manner of exercising such rights, the transferability of such rights and the number of shares of common stock or preferred stock that may be purchased in connection with each right and the subscription price for the purchase of such common stock or preferred stock. In connection with a rights offering, we may enter into a separate agreement with one or more underwriters or standby purchasers to purchase any shares of our common stock or preferred stock not subscribed for in the rights offering by existing shareholders, which will be described in the applicable prospectus supplement.
Guarantees
     We, as the guarantor, will fully and unconditionally guarantee each Trust’s payment obligations under the trust capital securities issued by such Trust. In the event of a default in payment by a Trust, holders may institute legal proceedings directly against us to enforce the Trust’s obligations without first proceeding against such Trust. The guarantees will constitute unsecured obligations of us ranking junior and subordinate in right of payment to all of our outstanding senior debt and subordinated debt securities.
Trust Capital Securities
     Each Trust may issue trust capital securities under an amended and restated trust agreement to be entered into by and between us and Wilmington Trust Company, as trustee. The applicable prospectus supplement will describe the terms of such trust capital securities and the offering, including designation of the securities; liquidation amount; distribution terms and conditions; whether such securities are to be issued in book-entry form; rights or obligations with respect to junior subordinated debt securities issued by us to the Trust; and other rights, limitations, restrictions of such securities.
Listing
     If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will so indicate. Our common stock is listed on the Nasdaq Global Select Market and trades under the symbol “SBCF”.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS
     Our consolidated ratio of earnings to combined fixed charges and preference dividends for each of the periods indicated is as follows:

Three Months
Ended
	March 31		Years Ended December 31,
	2008	2007	2007	2006	2005	2004	2003
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends:

Excluding interest on deposits	2.18x	2.10x	2.20x	4.79x	7.62x	11.84x	7.59x

Including interest on deposits	1.17x	1.27x	1.22x	1.72x	2.24x	2.61x	2.30x
     For the purpose of computing the ratios of earnings to combined fixed charges and preference dividends, earnings consist of consolidated income from continuing operations before provision for income taxes, minority interest and fixed charges, and combined fixed charges and preference dividends consist of interest expense, amortization of debt issuance costs, dividends on preferred stock, and the portion of rental expense deemed to represent interest. Fixed charges exclude interest on uncertain tax positions which is classified with the provision for income taxes in the consolidated financial statements.

SEACOAST BANKING
     We are a bank holding company registered under the Bank Holding Company Act of 1956, as amended, and our principal subsidiary is Seacoast National Bank (“Seacoast National”). Seacoast National commenced its operations in 1933, and operated prior to 2006 as “First National Bank & Trust Company of the Treasure Coast.” At December 31, 2007, Seacoast National had 43 banking offices in 14 counties in Florida. In addition, Seacoast Marine Finance Division, a division of Seacoast National, has offices located in Florida and California.
     We have six indirect, wholly-owned subsidiaries:
•	FNB Brokerage Services, Inc., which provides securities, brokerage and annuity services;

•	FNB Insurance Services, Inc., which provides insurance agency services;

•	South Branch Building, Inc., which is a general partner in a partnership that constructed a branch facility of Seacoast National;

•	Big O RV Resort, Inc., which was formed to own and operate certain properties acquired through foreclosure, but which is currently inactive;

•	FNB Property Holdings, Inc., a Delaware holding company, whose primary asset is an investment in FNB RE Services, Inc.; and

•	FNB RE Services, Inc., a real estate investment trust that holds mortgage loans originated by Seacoast National.
     In addition, we directly own all the common equity in three statutory trusts:
•	SBCF Capital Trust I, formed on March 31, 2005 for the purpose of issuing $20 million in trust preferred securities;

•	SBCF Statutory Trust II, formed on December 16, 2005, also for the purpose of issuing $20 million in trust preferred securities; and

•	SBCF Statutory Trust III, formed on June 29, 2007, for the purpose of issuing $12 million in trust preferred securities.
     We will own all the common equity in SBCF Capital Trust IV and SBCF Capital Trust V.
     We and our subsidiaries offer a full array of deposit accounts and retail banking services, engage in consumer and commercial lending and provide a wide variety of trust and asset management services, as well as securities and annuity products.
     As a bank holding company, we are a legal entity separate and distinct from our subsidiaries, including Seacoast National. Seacoast coordinates the financial resources of the consolidated enterprise through financial, operational and administrative systems and coordination of various policies and activities. Seacoast’s operating revenues and net income are derived primarily from Seacoast National through dividends and fees for services performed.
     Our principal executive offices are located at 815 Colorado Avenue, Stuart, Florida 34994, and our telephone number at that address is (772) 287-4000. We maintain an Internet website at www.seacoastbanking.com. We are not incorporating the information on our website into this prospectus, and neither this website nor the information on this website is included or incorporated in, or is a part of, this prospectus.

THE TRUSTS
     Each of the Trusts is a Delaware statutory trust created by a certificate of trust that we filed with the Delaware Secretary of State with respect to such Trust. A statutory trust is a separate legal entity that can be formed for the purpose of holding property. For tax purposes, the Trusts are grantor trusts. A grantor trust is a trust that does not pay federal income tax if it is formed solely to facilitate direct investment in the assets of the trust and the trustee cannot change the investment. We created each of the Trusts for the limited purpose of:
•	issuing trust capital securities and common securities, which we refer to collectively as the “trust securities,” and which represent undivided beneficial interests in the assets of the Trust;

•	investing the gross proceeds that each trust receives from the issuance of its trust securities in our junior subordinated debt securities. The aggregate liquidation amount of the trust securities issued by each Trust will equal to the aggregate principal amount of junior subordinated debt securities issued by us to such Trust;

•	distributing the interest received by each Trust on our junior subordinated debt securities owned by the Trust to the holders of the trust securities; and

•	carrying out such limited activities that are necessary for or incidental to issuing the trust securities and investing in our junior subordinated debt securities.
     The purchasers of the trust capital securities that the Trusts may issue will collectively own all of the Trusts’ trust capital securities, and we will own all of the Trusts’ common securities. Each Trust is subject to the terms of its trust agreement that we have executed as the depositor of the Trust and which has also been executed by trustees of the Trust. At the time a Trust issues any trust capital securities, the applicable trust agreement will be amended and restated to set the terms of the trust capital securities, which we call the “amended trust agreement.” The terms of the common securities will also be contained in the amended trust agreement and the common securities generally will rank equally, and payments will be made ratably, with the trust capital securities. However, if there are certain continuing payment events of default under the junior subordinated indenture and any supplemental indenture which contains the terms of the junior subordinated debt securities, our rights as holder of the common securities to distributions, liquidation, redemption and other payments from the Trusts will be subordinated to the rights to those payments of the holders of the trust capital securities. Each Trust will use the proceeds from the sale of the trust capital securities and the common securities to invest in junior subordinated debt securities that we will issue to such Trust. The trust capital securities will be guaranteed by us in the manner described later in this prospectus.
     The junior subordinated debt securities will be the Trusts’ only assets, and the interest we pay on our junior subordinated debt securities will be the only revenue of the Trusts. Unless stated otherwise in the applicable prospectus supplement, the amended trust agreements will not permit the Trusts to acquire any assets other than the junior subordinated debt securities or to issue any securities other than the trust securities or to incur any other indebtedness. The Trusts will not carry on any active business operations.
     Each Trust has a term of approximately 45 years but may be dissolved earlier under the terms of its amended trust agreement. The trustees of each Trust will conduct the business and affairs of the Trust. As holder of the common securities, we will be entitled to appoint, remove, replace or increase or reduce the number of trustees, subject to certain conditions set forth in the amended trust agreements. The amended trust agreements will govern the duties of the trustees. Each Trust will have a Delaware trustee, administrative trustees and a property trustee. The Delaware trustee and the property trustee will be unaffiliated with us while the administrative trustees will be employees, officers or affiliates of ours. The property trustee will be a financial institution that is not affiliated with us and that has a minimum of combined capital and surplus of at least $50 million. The property trustee will act as indenture trustee for the purpose of compliance with the provisions of the Trust Indenture Act of 1939 (the “Trust Indenture Act”). The Delaware trustee will have its principal place of business in the State of Delaware.
     The property trustee and Delaware trustee of each Trust is Wilmington Trust Company, and its address in the State of Delaware is Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890. The principal place of business of each Trust is c/o Seacoast Banking Corporation of Florida, 815 Colorado Avenue, Stuart, Florida 34994. The telephone number for each Trust at that address is (772) 287-4000. We or any subsequent holder of the Trusts’ common securities will pay all fees and expenses related to the Trusts and the offering of the trust capital securities and will pay all ongoing costs and expenses of the Trusts.

USE OF PROCEEDS
     We intend to use the net proceeds from the sales of the securities that may be offered under this prospectus as set forth in the applicable prospectus supplement.
PLAN OF DISTRIBUTION
     We and the Trusts may sell securities offered under this prospectus:
•	through underwriters or dealers;

•	through agents; or

•	directly to one or more purchasers.
     The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time, or at negotiated prices.
     For each type and series of securities offered, the applicable prospectus supplement will set forth the terms of the offering, including, without limitation:
•	the initial public offering price;

•	the names of any underwriters, dealers or agents;

•	the purchase price of the securities;

•	the use of proceeds to us and the Trusts from the sale of the securities;

•	any underwriting discounts, agency fees, or other compensation payable to underwriters or agents;

•	any discounts or concessions allowed or re-allowed or repaid to dealers; and

•	the securities exchanges on which the securities will be listed, if any.
     If we or the Trusts use underwriters in any sale of securities offered under this prospectus, the underwriters will buy the securities for their own account. The underwriters may then resell the securities in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale or thereafter. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if they purchase any securities. The initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. In connection with an offering, underwriters and their affiliates may engage in transactions to stabilize, maintain or otherwise affect the market price of the securities in accordance with applicable law.
     Underwriters or agents may make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on the Nasdaq Global Select Market, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange.
     If we or the Trusts use dealers in any sale of securities offered under this prospectus, the securities will be sold to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. If agents are used in any sale of securities offered under this prospectus, they will use their reasonable best efforts to solicit purchases for the period of their appointment. If securities offered under this prospectus are sold directly, no underwriters, dealers or agents would be involved. We and the Trusts are not making an offer of securities in any state that does not permit such an offer.
     Underwriters, dealers and agents that participate in any distribution of securities may be deemed to be underwriters as defined in the Securities Act. Any discounts, commissions or profit they receive when they resell the securities may be treated as underwriting discounts and commissions under the Securities Act. We and the Trusts expect that any agreements we may enter into with underwriters, dealers and agents will include provisions indemnifying them against certain civil liabilities, including certain liabilities under the Securities Act, or providing for contributions with respect to payments that they may be required to make.

     We may authorize underwriters, dealers or agents to solicit offers from certain institutions whereby the institution contractually agrees to purchase the securities offered under this prospectus from us or the Trusts on a future date at a specific price. This type of contract may be made only with institutions that we specifically approve. Such institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these contracts.
     Sales of securities offered under this prospectus also may be effected by us or the Trusts from time to time in one or more types of transactions (which may include block transactions, special offerings, exchange distributions, secondary distributions or purchases by a broker or dealer) on the Nasdaq Global Select Market or any other national securities exchange or automated trading and quotation system on which our common stock or other securities are listed, in the over-the-counter market, in transactions otherwise than on such exchanges and systems or the over-the-counter market, including negotiated transactions, through options transactions relating to the shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Such transactions may or may not involve brokers or dealers. Any shares of our common stock offered under this prospectus will be listed on the Nasdaq Global Select Market, subject to notice of issuance.
     Each issue of a new series of debt securities, preferred stock, depositary shares, purchase contracts, units, warrants, rights and trust capital securities will be a new issue of securities with no established trading market, except as indicated in the applicable prospectus supplement. It has not been established whether the underwriters, if any, of the securities offered under this prospectus will make a market in these securities. If a market in any series of debt securities, preferred stock, depositary shares, purchase contracts, units, warrants, rights and trust capital securities is made by any such underwriters, such market-making may be discontinued at any time without notice. We can give no assurance as to the liquidity of the trading market of these securities.
     In order to facilitate the offering of any of the securities offered under this prospectus, the underwriters with respect to any such offering may, as described in the prospectus supplement, engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on these securities. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in these securities for their own accounts. In addition, to cover over-allotments or to stabilize the price of these securities or of any other securities, the underwriters may bid for, and purchase, these securities or any other securities in the open market. Finally, in any offering of the securities offered under this prospectus through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing these securities in the offering, if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of these securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time, all as described in the applicable prospectus supplement.
     If so indicated in the applicable prospectus supplement, one or more firms, which we refer to as “remarketing firms,” acting as principals for their own accounts or as agents for us, may offer and sell the securities offered under this prospectus as part of a remarketing upon their purchase, in accordance with their terms. We will identify any remarketing firm, the terms of its agreement, if any, with us and its compensation in the applicable prospectus supplement.
     Remarketing firms, agents, underwriters and dealers may be entitled under agreements with us to indemnification by or contribution from us against some civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.
     Any person participating in the distribution of securities will be subject to applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including without limitation, Regulation M, which may limit the timing of transactions involving the securities offered under this prospectus. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of such securities to engage in market-making activities with respect to the particular securities being distributed. All of the above may affect the marketability of the securities offered under this prospectus and the ability of any person or entity to engage in market-making activities with respect to such securities.

     Under the securities law of various states, the securities offered under this prospectus may be sold in those states only through registered or licensed brokers or dealers. In addition, in various states the securities offered under this prospectus may not be offered and sold unless such state securities have been registered or qualified for sale in the state or an exemption from such registration or qualification is available and is complied with.
DESCRIPTION OF DEBT SECURITIES
     The debt securities we are offering will constitute senior debt securities, subordinated debt securities or junior subordinated debt securities. The senior debt securities, the subordinated debt securities and the junior subordinated debt securities will be issued under three separate indentures to be entered into between us and Wilmington Trust Company, as trustee. A copy of the form of each indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part.
     The following summaries of certain provisions of the indentures are not complete. You should read all of the provisions of the indentures, including the definitions of certain terms. These summaries set forth certain general terms and provisions of the securities to which any prospectus supplement may relate. The provisions will be described in the applicable prospectus supplement.
     Since we are a holding company, our right, and accordingly, the right of our creditors and shareholders, including the holders of the securities offered by this prospectus and any prospectus supplement, to participate in any distribution of assets of any of our subsidiaries upon its liquidation, reorganization or similar proceeding is subject to the prior claims of creditors of that subsidiary, except to the extent that our claims as a creditor of the subsidiary may be recognized.
Terms of the Securities
     The securities will be not be secured by any of our assets. Neither the indentures nor the securities will limit or otherwise restrict the amounts of other indebtedness which we may incur, or the amount of other securities that we may issue. Although the total amount of debt securities we may offer under this prospectus will be limited to $40,000,000 in aggregate principal amount, the indentures do not limit the principal amount of any particular series of securities. All of the securities issued under each of the indentures will rank equally and ratably with any additional securities issued under the same indenture. The subordinated debt securities and junior subordinated debt securities will be subordinated as described below under “Subordination.”
     Each prospectus supplement will specify the particular terms of the securities offered. These terms may include:
•	the title of the securities;

•	any limit on the aggregate principal amount of the securities;

•	the priority of payments on the securities;

•	the issue price or prices (which may be expressed as a percentage of the aggregate principal amount) of the securities;

•	the date or dates, or the method of determining the dates, on which the securities will mature;

•	the interest rate or rates of the securities, or the method of determining those rates;

•	the interest payment dates, the dates on which payment of any interest will begin and the regular record dates;

•	whether the securities will be issuable in temporary or permanent global form and, if so, the identity of the depositary for such global security, or the manner in which any interest payable on a temporary or permanent global security will be paid;

•	any terms relating to the conversion of the securities into our common stock or preferred stock, including, without limitation, the time and place at which such securities may be converted, the conversion price and any adjustments to the conversion price and any other provisions that may applicable;

•	any sinking fund or similar provisions applicable to the securities;

•	any mandatory or optional redemption provisions applicable to the securities;

•	the denomination or denominations in which securities are authorized to be issued;

•	whether any of the securities will be issued in bearer form and, if so, any limitations on issuance of such bearer securities (including exchanges for registered securities of the same series);

•	information with respect to book-entry procedures;

•	whether any of the securities will be issued as original issue discount securities;

•	each office or agency where securities may be presented for registration of transfer, exchange or conversion;

•	the method of determining the amount of any payments on the securities which are linked to an index;

•	if other than U.S. dollars, the currency or currencies in which payments on the securities will be payable, and whether the holder may elect payment to be made in a different currency;

•	if other than the trustee, the identity of the registrar and/or paying agent;

•	any defeasance of certain obligations by us pertaining to the series of securities; and

•	any other specific terms of the securities.
     Some of our debt securities may be issued as original issue discount securities. Original issue discount securities bear no interest or bear interest at below-market rates and will be sold at a discount below their stated principal amount. The prospectus supplement will also contain any special tax, accounting or other information relating to original issue discount securities or relating to certain other kinds of securities that may be offered, including securities linked to an index.
Acceleration of Maturity
     If an event of default in connection with any outstanding series of securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding securities of that series may declare the principal amount due and payable immediately. If the securities of that series are original issue discount securities, the holders of at least 25% in principal amount of those securities may declare the portion of the principal amount specified in the terms of that series of securities to be due and payable immediately. In either case, a written notice may be given to us, and to the trustee, if notice is given by the holders instead of the trustee. Subject to certain conditions, the declaration of acceleration may be revoked, and past defaults (except uncured payment defaults and certain other specified defaults) may be waived, by the holders of not less than a majority of the principal amount of securities of that series.
     You should refer to the prospectus supplement relating to each series of securities for the particular provisions relating to acceleration of the maturity upon the occurrence and continuation of an event of default.
Registration and Transfer
     Unless otherwise indicated in the applicable prospectus supplement, each series of the offered securities will be issued in registered form only, without coupons. The indentures will also allow us to issue the securities in bearer form only, or in both registered and bearer form. Any securities issued in bearer form will have interest coupons attached, unless they are issued as zero coupon securities. Securities in bearer form will not be offered, sold, resold or delivered in connection with their original issuance in the United States or to any United States person other than to offices of certain United States financial institutions located outside the United States.
     Unless otherwise indicated in the applicable prospectus supplement, the debt securities we are offering will be issued in denominations of $1,000 or an integral multiple of $1,000. No service charge will be made for any transfer or exchange of the securities, but we may require payment of an amount sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.
Payment and Paying Agent
     We will pay principal, interest and any premium on fully registered securities in the designated currency or currency unit at the office of a designated paying agent. At our option, payment of interest on fully registered securities may also be made by check mailed to the persons in whose names the securities are registered on the days specified in the indentures or any prospectus supplement.

     We will pay principal, interest and any premium on bearer securities in the designated currency or currency unit at the office of a designated paying agent or agents outside of the United States. Payments will be made at the offices of the paying agent in the United States only if the designated currency is U.S. dollars and payment outside of the United States is illegal or effectively precluded. If any amount payable on a security or coupon remains unclaimed at the end of two years after such amount became due and payable, the paying agent will release any unclaimed amounts, and the holder of the security or coupon will look only to us for payment.
     The designated paying agent in the United States for the securities we are offering is provided in the indentures as deemed incorporated by references.
Global Securities
     The securities of a series may be issued in whole or in part in the form of one or more global certificates (“Global Securities”) that will be deposited with a depositary that we will identify in a prospectus supplement. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. All Global Securities in bearer form will be deposited with a depositary outside the United States. Unless and until it is exchanged in whole or in part for individual certificates evidencing securities in definitive form represented thereby, a Global Security may not be transferred except as a whole by the depositary to a nominee of that depositary or by a nominee of that depositary to a depositary or another nominee of that depositary.
     The specific terms of the depositary arrangements for each series of securities will be described in the applicable prospectus supplement.
Modification and Waiver
     Each indenture provides that modifications and amendments may be made by us and the trustee with the consent of the holders of a majority in principal amount of the outstanding securities of each series affected by the amendment or modification. However, no modification or amendment may, without the consent of each holder affected:
•	change the stated maturity date of the security;

•	reduce the principal amount, any rate of interest, or any additional amounts in respect of any security, or reduce the amount of any premium payable upon the redemption of any security;

•	change the time or place of payment, currency or currencies in which any security or any premium or interest thereon is payable;

•	impair the holders’ rights to institute suit for the enforcement of any payment on or after the stated maturity date of any security, or in the case of redemption, on or after the redemption date;

•	reduce the percentage in principal amount of securities required to consent to any modification, amendment or waiver under the indenture;

•	modify, except under limited circumstances, any provision of the applicable indenture relating to modification and amendment of the indenture, waiver of compliance with conditions and defaults thereunder or the right of a majority of holders to take action under the applicable indenture;

•	adversely affect any rights of conversion;

•	in the case of the subordinated indenture and the junior subordinated indenture, alter the provisions regarding subordination of the subordinated debt securities and junior subordinated debt securities, respectively, in any way that would be adverse to the holders of those securities;

•	reduce the principal amount of original issue discount securities which could be declared due and payable upon an acceleration of their maturity; or

•	change our obligation to pay any additional amounts.
     The holders of a majority in principal amount of the outstanding securities of any series may waive compliance by us and the trustee with certain provisions of the indentures. The holders of a majority in principal amount of the outstanding securities of any series may waive any past default under the applicable indenture with respect to that series, except a default in the payment of the principal, or any premium, interest, or additional amounts payable on a security of that series or in respect of a covenant or provision which under the terms of the applicable indenture cannot be modified or amended, without the consent of each affected holder.

     With the trustee, we may modify and amend any indenture without the consent of any holder for any of the following purposes:
•	to name a successor entity to us;

•	to add to our covenants for the benefit of the holders of all or any series of securities;

•	to add to the events of default;

•	to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of securities, as set forth in the applicable indenture;

•	to establish the form or terms of securities of any series and any related coupons;

•	to provide for the acceptance of appointment by a successor trustee;

•	to make provision for the conversion rights of the holders of the securities in certain events;

•	to cure any ambiguity, defect or inconsistency in the applicable indenture, provided that such action is not inconsistent with the provisions of that indenture and does not adversely affect the interests of the applicable holders; or

•	to modify, eliminate or add to the provisions of any indenture to conform our or the trustee’s obligations under the applicable indenture to the Trust Indenture Act.
Calculation of Outstanding Debt Securities
     To calculate whether the holders of a sufficient principal amount of the outstanding securities have given any request, demand, authorization, direction, notice, consent or waiver under any indenture:
•	In the case of original issue discount securities, the principal amount that may be included in the calculation is the amount of principal that would be declared to be due and payable upon a declaration of acceleration according to the terms of that original issue discount security as of the date of the calculation.

•	Any securities owned by us, or owned by any other obligor of the securities or any affiliate of ours or any other obligor, should be disregarded and deemed not to be outstanding for purposes of the calculation.
Additional Provisions
     Other than the duty to act with the required standard of care during an event of default, the trustee is not obligated to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders of the securities, unless the holders have offered the trustee reasonable indemnification. Each indenture provides that the holders of a majority in principal amount of outstanding securities of any series may, in certain circumstances, direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee.
     No holder of a security of any series will have the right to institute any proceeding for any remedy under the applicable indenture, unless:
•	the holder has provided the trustee with written notice of a continuing event of default regarding the holder’s series of securities;

•	the holders of at least 25% in principal amount of the outstanding securities of a series have made a written request, and offered indemnity satisfactory to the trustee, to the trustee to institute a proceeding for remedy;

•	the trustee has failed to institute the proceeding within 60 days after its receipt of such notice, request and offer of indemnity; and

•	the trustee has not received a direction during such 60 day period inconsistent with such request from the holders of a majority in principal amount of the outstanding securities of that series.
     However, the holder of any security will have an absolute and unconditional right to receive payment of the principal, any premium, any interest or any additional amounts in respect of such security on or after the date expressed in such security and to institute suit for the enforcement of any such payment.
     We are required to file annually with the trustee a certificate of no default, or specifying any default that exists.

Transactions with the Trustee
     We and our subsidiaries maintain deposit accounts and conduct various banking and other transactions with the indenture trustee, the Delaware trustee and the property trustee. The trustee and its subsidiaries may maintain deposit accounts and conduct various banking transactions with us and our subsidiaries.
Conversion Rights
     The applicable prospectus supplement relating to any convertible debt securities will describe the terms on which those securities are convertible.
Events of Default
     The following will be events of default under the senior indenture with respect to the senior debt securities of a series:
•	failure to pay any interest or any additional amounts on any senior debt security of that series when due, and continuance of such default for 30 days;

•	failure to pay principal of, or any premium on, any senior debt security of that series when due;

•	failure to deposit any sinking fund payment for a senior debt security of that series when due;

•	failure to perform any of our other covenants or warranties in the senior indenture or senior debt securities (other than a covenant or warranty included in that indenture solely for the benefit of a different series of senior debt securities), which has continued for 90 days after written notice as provided in the senior indenture;

•	acceleration of indebtedness in a principal amount specified in a supplemental indenture for money borrowed by us under this senior indenture, and the acceleration is not annulled, or the indebtedness is not discharged, within a specified period after written notice is given according to the senior indenture;

•	certain events in bankruptcy, insolvency or reorganization of us or Seacoast National; and

•	any other event of default regarding that series of senior debt securities.
     Events of default under the subordinated indenture are limited to certain events of bankruptcy, insolvency or reorganization of us or Seacoast National.
     Events of default under the junior subordinated indenture are limited to certain events of bankruptcy, insolvency or reorganization of us, Seacoast National or the Trusts, as applicable, nonpayment of interest upon the lapse of any deferral period permitted under the junior subordinated indenture, or upon certain events of termination of the Trust governing the related trust capital securities.
     There is no right of acceleration of the payment of principal of a series of subordinated debt securities upon a default in the payment of principal or interest, nor upon a default in the performance of any covenant or agreement in the subordinated debt securities or junior subordinated debt securities of a particular series or in the applicable indenture. In the event of a default in the payment of interest or principal, the holders of senior debt will be entitled to be paid in full before any payment can be made to holders of subordinated debt securities. However, a holder of a subordinated debt security or junior subordinated debt security (or the trustee under the applicable indenture on behalf of all of the holders of the affected series) may, subject to certain limitations and conditions, seek to enforce overdue payments of interest or principal on the subordinated debt securities or junior subordinated debt securities, respectively.
Subordination
     The senior debt securities will be unsecured and will rank equally among themselves and with all of our other unsecured and non-subordinated debt, if any.

     The subordinated debt securities will be unsecured and will be subordinate and junior in right of payment, to the extent and in the manner set forth below, to the prior payment in full of all of the Company’s senior debt, as more fully described in the applicable prospectus supplement. The junior subordinated debt securities will be unsecured and will be subordinate and junior in right of payment to the prior payment in full of all of the Company’s senior debt and subordinated debt, as more fully described in the applicable prospectus supplement.
     If any of the following circumstances has occurred, payment in full of all principal, premium, if any, and interest must be made or provided for with respect to all outstanding senior debt before we can make any payment or distribution of principal, premium, if any, any additional amounts or interest on the subordinated debt securities; and payment in full of all principal, premium, if any, and interest must be made or provided for with respect to all outstanding senior debt and subordinated debt securities before we can make any payment or distribution of principal, premium, if any, any additional amounts or interest on the junior subordinated debt securities:
•	any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding relating to us or to our property has been commenced;

•	any voluntary or involuntary liquidation, dissolution or other winding up relating to us has been commenced, whether or not such event involves our insolvency or bankruptcy;

•	any of our subordinated debt security of any series is declared or otherwise becomes due and payable before its maturity date because of any event of default under the subordinated indenture, provided that such declaration has not been rescinded or annulled as provided in the subordinated indenture; or

•	any default with respect to senior debt which permits its holders to accelerate the maturity of the senior debt has occurred and is continuing, and either (a) notice of such default has been given to us and to the trustee and judicial proceedings are commenced in respect of such default within 180 days after notice in the case of a default in the payment of principal or interest, or within 90 days after notice in the case of any other default, or (b) any judicial proceeding is pending with respect to any such default.
DESCRIPTION OF PREFERRED STOCK
     For purposes of this section, the terms “we,” “our” and “us” refer only to Seacoast Banking and not to its subsidiaries.
     The following outlines the general provisions of the shares of preferred stock, par value $0.10 per share, or “preferred stock,” that we may offer from time to time. The specific terms of a series of preferred stock will be described in the applicable prospectus supplement relating to that series of preferred stock. The following description of the preferred stock and any description of preferred stock in a prospectus supplement is only a summary and is subject to and qualified in its entirety by reference to the articles of amendment to our amended and restated articles of incorporation relating to the particular series of preferred stock, a copy of which we will file with the SEC in connection with the sale of any series of preferred stock.
General
     Under our amended and restated articles of incorporation, our board of directors is authorized, without shareholder approval, to adopt resolutions providing for the issuance of up to 4,000,000 shares of preferred stock, par value $0.10 per share, in one or more series. As of the date of this prospectus, no series of preferred stock has been designated and no shares of our preferred stock are issued or outstanding.
     Our board of directors may fix the voting powers, designations, preferences, rights, qualifications, limitations and restrictions of each series of preferred stock.
     In addition, as described under “Description of Depositary Shares,” we may, instead of offering full shares of any series of preferred stock, offer depositary shares evidenced by depositary receipts, each representing a fraction of a share of the particular series of preferred stock issued and deposited with a depositary. The fraction of a share of preferred stock which each depositary share represents will be set forth in the prospectus supplement relating to such depositary shares.

     The prospectus supplement relating to a particular series of preferred stock will contain a description of the specific terms of that series, including, as applicable:
•	the title, designation, number of shares and stated or liquidation value of the preferred stock;

•	the dividend amount or rate or method of calculation, the payment dates for dividends and the place or places where the dividends will be paid, whether dividends will be cumulative or noncumulative, and, if cumulative, the dates from which dividends will begin to accrue;

•	any conversion or exchange rights;

•	whether the preferred stock will be subject to redemption and the redemption price and other terms and conditions relative to the redemption rights;

•	any liquidation rights;

•	any sinking fund provisions;

•	any voting rights;

•	the exchange or market, if any, where the preferred stock will be listed or traded; and

•	any other rights, preferences, privileges, limitations and restrictions that are not inconsistent with the terms of the our amended and restated articles of incorporation.
     Upon the issuance and payment for shares of preferred stock, the shares will be fully paid and nonassessable. Except as otherwise may be specified in the prospectus supplement relating to a particular series of preferred stock, holders of preferred stock will not have any preemptive or subscription rights to acquire any class or series of our capital stock and each series of preferred stock will rank on a parity in all respects with each other series of our preferred stock and prior to our common stock as to dividends and any distribution of our assets.
     The rights of holders of our preferred stock may be adversely affected in the future by the rights of holders of any new shares of preferred stock that may be issued by us in the future. Our board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purposes, including issuance in connection with a shareholders’ right plan or with terms that may discourage a change in control of us. The ability of our board of directors to designate series and issue shares of preferred stock without further shareholder approval may discourage or make more difficult attempts by others to acquire control of us. See “Anti-Takeover Effects of Certain Articles of Incorporation Provisions.”
Redemption
     If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option, and may be mandatorily redeemable or convertible. Restrictions, if any, on the repurchase or redemption by us of any series of our preferred stock will be described in the applicable prospectus supplement relating to that series. Generally, any redemption of our preferred stock will be subject to prior Federal Reserve approval. Any partial redemptions of preferred stock will be made in a way that our board of directors decides is equitable.
     Upon the redemption date of shares of preferred stock called for redemption or upon our earlier call and deposit of the redemption price, all rights of holders of the preferred stock called for redemption will terminate, except for the right to receive the redemption price.
Dividends
     Holders of each series of preferred stock will be entitled to receive cash dividends only when, as and if declared by our board of directors out of funds legally available for dividends. The rates or amounts and dates of payment of dividends will be described in the applicable prospectus supplement relating to each series of preferred stock. Dividends will be payable to holders of record of preferred stock on the record dates fixed by our board of directors. Dividends on any series of preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement.

     Our board of directors may not declare, pay or set apart funds for payment of dividends on a particular series of preferred stock unless full dividends on any other series of preferred stock that ranks equally with or senior to such series of preferred stock have been paid or sufficient funds have been set apart for payment for either of the following:
•	all prior dividend periods of each series of preferred stock that pay dividends on a cumulative basis; or

•	the immediately preceding dividend period of each series of preferred stock that pays dividends on a noncumulative basis.
     Partial dividends declared on shares of any series of preferred stock and other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for all series of preferred stock of equal priority.
Liquidation Preference
     In the event of the liquidation, dissolution or winding-up of us, holders of each series of preferred stock will have the right to receive distributions upon liquidation in the amount described in the applicable prospectus supplement relating to each series of preferred stock, plus an amount equal to any accrued but unpaid dividends. These distributions will be made before any distribution is made on our common stock or on any securities ranking junior to such preferred stock upon liquidation, dissolution or winding-up.
     If the liquidation amounts payable to holders of preferred stock of all series ranking on a parity regarding liquidation are not paid in full, the holders of the preferred stock of these series will have the right to a ratable portion of our available assets up to the full liquidation preference. Holders of these series of preferred stock or such other securities will not be entitled to any other amounts from us after they have received their full liquidation preference.
Voting Rights
     The holders of shares of preferred stock will have no voting rights, except:
•	as otherwise stated in the applicable prospectus supplement;

•	as otherwise stated in the articles of amendment to our amended and restated articles of incorporation establishing the series of such preferred stock; and

•	as otherwise required by applicable law.
Transfer Agent and Registrar
     The transfer agent, registrar, dividend paying agent and depositary, if any, for any preferred stock offering will be stated in the applicable prospectus supplement.
DESCRIPTION OF DEPOSITARY SHARES
     The following briefly summarizes the general provisions of the depositary shares representing a fraction of a share of preferred stock of a specific series, or “depositary shares,” and depositary receipts (as defined below) that we may issue from time to time and which would be important to holders of depositary receipts. The specific terms of any depositary shares or depositary receipts, including pricing and related terms, will be disclosed in the applicable prospectus supplement. The prospectus supplement will also state whether any of the general provisions summarized below apply or not to the depositary shares or depositary receipts being offered. The following description and any description in a prospectus supplement is a summary only and is subject to, and qualified in its entirety by reference to the terms and provisions of the deposit agreement(s), which we will file with the SEC in connection with an issuance of depositary shares.
Description of Depositary Shares
     We may offer depositary shares evidenced by receipts for such depositary shares, which we sometimes refer to as “depositary receipts.” Each depositary receipt represents a fraction of a share of the particular series of preferred stock issued and deposited with a depositary. The fraction of a share of preferred stock which each depositary share represents will be set forth in the applicable prospectus supplement.

     We will deposit the shares of any series of preferred stock represented by depositary shares according to the provisions of a deposit agreement to be entered into between us and a bank or trust company, which we will select as our preferred stock depositary, and which may be the same institution that serves as an indenture trustee. The depositary must have its principal office in the United States and have combined capital and surplus of at least $50,000,000. We will name the depositary in the applicable prospectus supplement. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock in proportion to the applicable fraction of a share of preferred stock represented by the depositary share. These rights include dividend, voting, redemption, conversion and liquidation rights. The depositary will send the holders of depositary shares all reports and communications that we deliver to the depositary and which we are required to furnish to the holders of depositary shares. We may issue depositary receipts in temporary, definitive or book-entry form.
Withdrawal of Preferred Stock
     A holder of depositary shares may receive the number of whole shares of the series of preferred stock and any money or other property represented by the holder’s depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary. Partial shares of preferred stock will not be issued. If the surrendered depositary shares exceed the number of depositary shares that represent the number of whole shares of preferred stock the holder wishes to withdraw, then the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Once the holder has withdrawn the preferred stock, the holder will not be entitled to re-deposit such preferred stock under the deposit agreement or to receive depositary shares in exchange for such preferred stock.
Dividends and Other Distributions
     Holders of depositary shares of any series will receive their pro rata share of cash dividends or other cash distributions received by the depositary on the preferred stock of that series held by it. Each holder will receive these distributions in proportion to the number of depositary shares owned by the holder. The depositary will distribute only whole United States dollars and cents. The depositary will add any fractional cents not distributed to the next sum received for distribution to record holders of depositary shares. In the event of a non-cash distribution, the depositary will distribute property to the record holders of depositary shares, unless the depositary determines that it is not feasible to make such a distribution. If this occurs, the depositary, with our approval, may sell the property and distribute the net proceeds from the sale to the holders.
Redemption of Depositary Shares
     If a series of preferred stock represented by depositary shares is subject to redemption, then we will give the necessary proceeds to the depositary. The depositary will then redeem the depositary shares using the funds they received from us for the preferred stock. The depositary will notify the record holders of the depositary shares to be redeemed not less than 30 days nor more than 60 days before the date fixed for redemption at the holders’ addresses appearing in the depositary’s books. The redemption price per depositary share will be equal to the redemption price payable per share for the applicable series of the preferred stock and any other amounts per share payable with respect to that series of preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. Whenever we redeem shares of a series of preferred stock held by the depositary, the depositary will redeem the depositary shares representing the shares of preferred stock on the same day. If fewer than all the depositary shares of a series are to be redeemed, the depositary shares will be selected by lot, ratably or by such other equitable method as the we and the depositary may determine.
     Upon and after the redemption of shares of the underlying series of preferred stock, the depositary shares called for redemption will no longer be considered outstanding. Therefore, all rights of holders of the depositary shares will then cease, except that the holders will still be entitled to receive any cash payable upon the redemption and any money or other property to which the holder was entitled at the time of redemption.

Voting Rights
     Upon receipt of notice of any meeting at which the holders of preferred stock of the related series are entitled to vote, the depositary will notify holders of depositary shares of the upcoming vote and arrange to deliver our voting materials to the holders. The record date for determining holders of depositary shares that are entitled to vote will be the same as the record date for the related series of preferred stock. The materials the holders will receive will (1) describe the matters to be voted on and (2) explain how the holders, on a certain date, may instruct the depositary to vote the shares of preferred stock underlying the depositary shares. For instructions to be valid, the depositary must receive them on or before the date specified. The depositary will attempt, as far as practical, to vote the shares as instructed by the holder. We will cooperate with the depositary to enable it to vote as instructed by holders of depositary shares. If any holder does not instruct the depositary how to vote the holder’s shares, the depositary will abstain from voting those shares.
Conversion or Exchange
     The depositary will convert or exchange all depositary shares on the same day that the preferred stock underlying the depositary shares is converted or exchanged. In order for the depositary to do so, we will deposit with the depositary any other preferred stock, common stock or other securities into which the preferred stock is to be converted or for which it will be exchanged.
     The exchange or conversion rate per depositary share will be equal to the exchange or conversion rate per share of preferred stock, multiplied by the fraction of a share of preferred stock represented by one depositary share. All amounts per depositary share payable by us for dividends that have accrued on the preferred stock to the exchange or conversion date that have not yet been paid shall be paid in appropriate amounts on the depositary shares.
     The depositary shares, as such, cannot be converted or exchanged into other preferred stock, common stock, securities of another issuer or any other of our securities or property. Nevertheless, if so specified in the applicable prospectus supplement, a holder of depositary shares may be able to surrender the depositary receipts to the depositary with written instructions asking the depositary to instruct us to convert or exchange the preferred stock represented by the depositary shares into other shares of preferred stock or common stock or to exchange the preferred stock for securities of another issuer. If the depositary shares carry this right, we would agree that, upon the payment of applicable fees and taxes, if any, we will cause the conversion or exchange of the preferred stock using the same procedures as we use for the delivery of preferred stock. If a holder is only converting part of the depositary shares represented by a depositary receipt, new depositary receipts will be issued for any depositary shares that are not converted or exchanged.
Amendment and Termination of the Deposit Agreement
     We may agree with the depositary to amend the deposit agreement and the form of depositary receipt without consent of the holder at any time. However, if the amendment adds or increases fees or charges payable by holders of the depositary shares or prejudices an important right of holders, it will only become effective with the approval of holders of at least a majority of the affected depositary shares then outstanding. If an amendment becomes effective, holders are deemed to agree to the amendment and to be bound by the amended deposit agreement if they continue to hold their depositary receipts.
     The deposit agreement will automatically terminate if:
•	all outstanding depositary shares have been redeemed and all amounts payable upon redemption have been paid;

•	each share of preferred stock held by the depositary has been converted into or exchanged for common stock, other preferred stock or other securities; or

•	a final distribution in respect of the preferred stock held by the depositary has been made to the holders of depositary receipts in connection with our liquidation, dissolution or winding-up.
     We may also terminate the deposit agreement at any time. Upon such event, the depositary will give notice of termination to the holders not less than 30 days before the termination date. Once depositary receipts are surrendered to the depositary, it will send to each holder the number of whole and fractional shares of the series of preferred stock underlying that holder’s depositary receipts, provided that, at our election we may pay cash in lieu of fractional shares of preferred stock that may be issuable.

Charges of Depositary and Expenses
     We will pay all transfer and other taxes and governmental charges in connection with the establishment of the depositary arrangements. We will pay all charges and fees of the depositary for the initial deposit of the preferred stock, the depositary’s services and redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and the charges that are provided in the deposit agreement to be for the holder’s account.
Limitations on Our Obligations and Liability to Holders of Depositary Receipts
     The deposit agreement will limit our obligations and the obligations of the depositary. It will also limit our liability and the liability of the depositary as follows:
•	We and the depositary will only be obligated to take the actions specifically set forth in the deposit agreement in good faith;

•	We and the depositary will not be liable if either is prevented or delayed by law or circumstances beyond our or its control from performing our or its obligations under the deposit agreement;

•	We and the depositary will not be liable if either exercises discretion permitted under the deposit agreement;

•	We and the depositary will have no obligation to become involved in any legal or other proceeding related to the depositary receipts or the deposit agreement on behalf of the holders of depositary receipts or any other party, unless we and the depositary are provided with satisfactory indemnity; and

•	We and the depositary will be permitted to rely upon any written advice of counsel or accountants and on any documents we believe in good faith to be genuine and to have been signed or presented by the proper party.
     In the deposit agreement, we will agree to indemnify the depositary under certain circumstances.
Resignation and Removal of Depositary
     The depositary may resign at any time by notifying us of its election to do so. In addition, we may remove the depositary at any time. Such resignation or removal will take effect when we appoint a successor depositary and it accepts the appointment. We must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal and the new depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.
DESCRIPTION OF COMMON STOCK
     For purposes of this section, the terms “we,” “our” and “us” refer only to Seacoast Banking and not its subsidiaries.
     The following description of shares of our common stock, par value $0.10 per share, or “common stock,” is a summary only and is subject to applicable provisions of the Florida Business Corporation Act, as amended (the “Florida Act”), and to our amended and restated articles of incorporation and our amended and restated bylaws. You should refer to, and read this summary together with, our amended and restated articles of incorporation and amended and restated bylaws to review all of the terms of our common stock.
General
     Our amended and restated articles of incorporation provide that we may issue up to 35 million shares of common stock, par value of $0.10 per share. As of March 31, 2008, 19,114,879 shares of our common stock were issued and outstanding. All outstanding shares of our common stock are fully paid and nonassessable. Our common stock is listed on the Nasdaq Global Select Market under the symbol “SBCF”.

Voting Rights
     Each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of directors. The holders of our common stock possess exclusive voting power, except as otherwise provided by law or by articles of amendment establishing any series of our preferred stock.
     There is no cumulative voting in the election of directors, which means that the holders of a plurality of our outstanding shares of common stock can elect all of the directors then standing for election. When a quorum is present at any meeting, questions brought before the meeting will be decided by the vote of the holders of a majority of the shares present and voting on such matter, whether in person or by proxy, except when the meeting concerns matters requiring the vote of the holders of a majority of all outstanding shares under applicable Florida law. Our amended and restated articles of incorporation provide certain anti-takeover provisions that may limit shareholders’ rights to effect a change in control as described under the section below entitled “Anti-Takeover Effects of Certain Articles of Incorporation Provisions.”
Dividends, Liquidation and Other Rights
     Holders of shares of common stock are entitled to receive dividends only when, as and if approved by our board of directors from funds legally available for the payment of dividends. Our shareholders are entitled to share ratably in our assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up, voluntarily or involuntarily, after payment of, or adequate provision for, all of our known debts and liabilities. These rights are subject to the preferential rights of any other series of our preferred stock that may then be outstanding.
     Holders of shares of our common stock have no preference, conversion, exchange, sinking fund or redemption rights and have no preemptive rights to subscribe for any of our securities. Our board of directors may issue additional shares of our common stock or rights to purchase shares of our common stock without the approval of our shareholders.
Transfer Agent and Registrar
     Subject to compliance with applicable federal and state securities laws, our common stock may be transferred without any restrictions or limitations. The transfer agent and registrar for shares of our common stock is Continental Stock Transfer and Trust Company.
DESCRIPTION OF PURCHASE CONTRACTS
     We also may issue purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to holders, a fixed or varying number of shares of common stock or preferred stock at a future date or dates. The consideration per share of common stock or preferred stock may be fixed at the time that the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. Any purchase contract may include anti-dilution provisions to adjust the number of shares issuable pursuant to such purchase contract upon the occurrence of certain events.
     The purchase contracts may be issued separately or as a part of units consisting of a purchase contract, debt securities and preferred securities. These contracts, and the holders’ obligations to purchase shares of our common stock or preferred stock under the purchase contracts may be secured by cash, certificates of deposit, U.S. government securities that will mature prior to or simultaneously with, the maturity of the purchase contract, standby letters of credit from an affiliated U.S. bank that is FDIC-insured or other collateral satisfactory to the Federal Reserve. The purchase contracts may require us to make periodic payments to holders of the purchase units, or vice versa, and such payments may be unsecured or prefunded and may be paid on a current or on a deferred basis.

     Any one or more of the above securities, common stock or the purchase contracts or other collateral may be pledged as security for the holders’ obligations to purchase or sell, as the case may be, the common stock or preferred stock under the purchase contracts.
DESCRIPTION OF UNITS
     We also may offer two or more of the securities described in this prospectus in the form of a “unit”, including pursuant to a unit agreement. The unit may be transferable only as a whole, or the securities comprising a unit may, as described in the prospectus supplement, be separated and transferred by the holder separately. There may or may not be an active market for units or the underlying securities, and not all the securities comprising a unit may be listed or traded on a securities exchange or market.
DESCRIPTION OF WARRANTS
     For purposes of this section, the terms “we,” “our” and “us” refer only to Seacoast Banking and not to its subsidiaries.
General
     We may issue warrants in one or more series to purchase senior debt securities, subordinated debt securities, preferred stock, depositary shares, common stock or any combination of these securities. Warrants may be issued independently or together with any underlying securities and may be attached to or separate from the underlying securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or on behalf of holders or beneficial owners of warrants. The following outlines some of the general terms and provisions of the warrants. Further terms of the warrants and the applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement are not complete and are subject to and qualified in its entirety by reference to the terms and provisions of the warrant agreement, which we will file with the SEC in connection with an issuance of any warrants.
     The applicable prospectus supplement will describe the terms of any warrants, including the following, as may be applicable:
•	the title of the warrants;

•	the total number of warrants to be issued;

•	the consideration for which we will issue the warrants, including the applicable currency or currencies;

•	anti-dilution provisions to adjust the number of shares of our common stock or other securities to be delivered upon exercise of the warrants;

•	the designation and terms of the underlying securities purchasable upon exercise of the warrants;

•	the price at which and the currency or currencies in which investors may purchase the underlying securities purchasable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the procedures and conditions relating to the exercise of the warrants;

•	whether the warrants will be in registered or bearer form;

•	information with respect to book-entry registration and transfer procedures, if any;

•	the minimum or maximum amount of warrants which may be exercised at any one time;

•	the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

•	the date on and after which the warrants and securities issued with the warrants will be separately transferable;

•	a discussion of material United States federal income tax considerations;

•	the identity of the warrant agent; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange, transfer and exercise of the warrants.

     Warrant certificates may be exchanged for new warrant certificates of different denominations, and warrants may be exercised at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for shares of common stock, preferred stock or depositary shares will not have any rights of holders of the common stock, preferred stock or depositary shares purchasable upon such exercise, including any rights to vote such shares or to receive any distributions or dividends thereon.
Exercise of Warrants
     A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement. Warrants may be exercised at any time prior to the close of business on the expiration date and in accordance with the procedures set forth in the applicable prospectus supplement. Upon and after the close of business on the expiration date, unexercised warrants will be void and have no further force, effect or value.
Enforceability of Rights; Governing Law
     The holders of warrants, without the consent of the warrant agent, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against us to enforce their rights to exercise and receive the securities purchasable upon exercise of their warrants. Unless otherwise stated in the applicable prospectus supplement, each issue of warrants and the applicable warrant agreement will be governed by the laws of the State of Florida.
DESCRIPTION OF RIGHTS
     For purpose of this section, the terms “we”, “our”, “our” and “us” refer only to Seacoast Banking and not to its subsidiaries.
     The following briefly summarizes the general provisions of rights to purchase additional shares of our common stock or any series of preferred stock, which we may issue. The specific terms of any rights, including the period during which the rights may be exercised, the manner of exercising such rights, and the transferability of rights, will be disclosed in the applicable prospectus supplement. Although we may issue rights, in our sole discretion, we have no obligation to do so.
General
     We may distribute rights, which may or not be transferable, to the holders of our common stock or any series of our preferred stock as of a record date set by our board of directors, at no cost to such holders. Each holder will be given the right to purchase a specified number of whole shares of our common stock or preferred stock for every share of our common stock or a series of preferred stock that the holder thereof owned on such record date, as set forth in the applicable prospectus supplement. No fractional rights or rights to purchase fractional shares will be distributed in any rights offering. The rights will be evidenced by rights certificates, which may be in definitive or book-entry form. Each right will entitle the holder to purchase shares of our common stock or a series of preferred stock at a rate and price per share to be established by our board of directors, as set forth in the applicable prospectus supplement. If holders of rights wish to exercise their rights, they must do so before the expiration date of the rights offering, as set forth in the applicable prospectus supplement. Upon the expiration date, the rights will expire and will no longer be exercisable, unless, in our sole discretion prior to the expiration date, we extend the rights offering.
Exercise Price
     Our board of directors will determine the exercise price or prices for the rights based upon a number of factors, including, without limitation, our business prospects; our capital requirements; the price or prices at which an underwriter or standby purchasers may be willing to purchase shares that remain unsold in the rights offering; and general conditions in the securities markets, especially for securities of financial institutions.

The subscription price may or may not reflect the actual or long-term fair value of the common stock or preferred stock offered in the rights offering. We provide no assurances as to the market values or liquidity of any rights issued, or as to whether or not the market prices of the common stock or preferred stock subject to the rights will be more or less than the rights’ exercise price during the term of the rights or after the rights expire.
Exercising Rights; Fees and Expenses
     The manner of exercising rights will be set forth in the applicable prospectus supplement. Any subscription agent or escrow agent will be set forth in the applicable prospectus supplement. We will pay all fees charged by any subscription agent and escrow agent in connection with the distribution and exercise of rights. Rights holders will be responsible for paying all other commissions, fees, taxes or other expenses incurred in connection with their transfer of rights that are transferable. Neither we nor the subscription agent will pay such expenses.
Expiration of Rights
     The applicable prospectus supplement will set forth the expiration date and time (“Expiration Date”) for exercising rights. If holders of rights do not exercise their rights prior to such time, their rights will expire and will no longer be exercisable and will have no value.
     We will extend the Expiration Date as required by applicable law and may, in our sole discretion, extend the Expiration Date. If we elect to extend the Expiration Date, we will issue a press release announcing such extension prior to the scheduled Expiration Date.
Withdrawal and Termination
     We may withdraw the rights offering at any time prior to the Expiration Date for any reason. We may terminate the rights offering, in whole or in part, at any time before completion of the rights offering if there is any judgment, order, decree, injunction, statute, law or regulation entered, enacted, amended or held to be applicable to the rights offering that in the sole judgment of our board of directors would or might make the rights offering or its completion, whether in whole or in part, illegal or otherwise restrict or prohibit completion of the rights offering. We may waive any of these conditions and choose to proceed with the rights offering even if one or more of these events occur. If we terminate the rights offering, in whole or in part, all affected rights will expire without value, and all subscription payments received by the subscription agent will be returned promptly without interest.
Rights of Subscribers
     Holders of rights will have no rights as shareholders with respect to the shares of common stock or preferred stock for which the rights may be exercised until they have exercised their rights by payment in full of the exercise price and in the manner provided in the prospectus supplement, and such shares of common stock or preferred stock, as applicable, have been issued to such persons. Holders of rights will have no right to revoke their subscriptions or receive their monies back after they have completed and delivered the materials required to exercise their rights and have paid the exercise price to the subscription agent. All exercises of rights are final and cannot be revoked by the holder of rights.
Regulatory Limitations
     We will not be required to issue any person or group of persons shares of our common stock or preferred stock pursuant to the rights offering if, in our sole opinion, such person would be required to give prior notice to or obtain prior approval from, any state or federal governmental authority to own or control such shares if, at the time the rights offering is scheduled to expire, such person has not obtained such clearance or approval in form and substance reasonably satisfactory to us.
Standby Agreements
     We may enter into one or more separate agreements with one or more standby underwriters or other persons to purchase, for their own account or on our behalf, any shares of our common stock or preferred stock not subscribed for in the rights offering. The terms of any such agreements will be described in the applicable prospectus supplement.

DESCRIPTION OF TRUST CAPITAL SECURITIES
General
     Each Trust will issue trust capital securities under an amended trust agreement, which we will enter into with the trustees. The amended trust agreement for each Trust will be subject to and governed by the Trust Indenture Act, and Wilmington Trust Company will act as indenture, property and guarantee trustee under each amended trust agreement for the purposes of compliance with the provisions of the Trust Indenture Act. The terms of the trust capital securities will be those contained in the applicable amended trust agreement and those made part of the amended trust agreement by the Trust Indenture Act.
     The following summary outlines the material terms and provisions of the trust capital securities that the Trusts may offer. The particular terms of any trust capital securities the Trusts offer and the extent, if any, to which these general terms and provisions may or may not apply to the trust capital securities will be described in the applicable prospectus supplement. The following is subject to and qualified in its entirety by reference to the form of amended trust agreement, the related junior subordinated indenture, as supplemented, the guarantee, and the Trust Indenture Act.
Terms
     Each amended trust agreement will provide that the related Trust may issue, from time to time, only one series of trust capital securities and one series of common securities. The trust capital securities will be offered to investors and the common securities will be held by us. The terms of the trust capital securities generally will reflect the terms of the junior subordinated debt securities we will issue to the related Trust in consideration of the proceeds of the sales of the Trust’s trust securities. If we fail to make a payment on our junior subordinated debt securities, the Trust holding those securities will not have sufficient funds to make related payments, including the payment of periodic cash distributions, or “distributions,” on its trust capital securities.
     You should refer to the applicable prospectus supplement relating to the trust capital securities for the specific terms of the trust capital securities offered, including, but not limited to:
•	the distinctive designation of the trust capital securities;

•	the total and per-security liquidation amount of the trust capital securities;

•	the annual distribution and periodic rates, or the method of determining the rates at which the Trust issuing the securities will pay distributions on the trust capital securities and the date or dates from which distributions will accrue;

•	whether distributions are at a fixed rate or a floating rate, and if floating, any applicable index upon which the distributions are based;

•	any provisions for changing the rate payable from fixed to floating or vice versa;

•	the date or dates on which the distributions will be payable and any corresponding record dates;

•	the right to defer distributions on the trust capital securities upon deferral of the interest payment period of the related junior subordinated debt securities, and any additional amounts, if any, that will be paid upon the deferred distributions;

•	whether the trust capital securities are to be issued in book-entry form and represented by one or more global certificates and, if so, the depositary for the global certificates;

•	the amount or amounts which will be paid out of the assets of the Trust issuing the securities to the holders of trust capital securities upon voluntary or involuntary dissolution, winding-up or termination of the Trust issuing the securities, and whether such amounts are payable in cash or the junior subordinated debt securities issued by us to the Trust;

•	any rights or obligation of us to purchase or redeem the junior subordinated debt securities;

•	any rights or obligation of the Trust issuing the securities to purchase or redeem trust capital securities and the terms and conditions relating to any redemption obligation;

•	any voting rights of the trust capital securities;

•	any terms and conditions upon which the junior subordinated debt securities held by the Trust issuing the securities may be distributed to holders of trust capital securities in exchange for the trust capital securities;

•	any securities exchange or market on which the trust capital securities will be listed; and

•	any other relevant rights, preferences, privileges, limitations or restrictions of the trust capital securities.

     We will guarantee payment of distributions on the trust capital securities to the extent described below under “Description of Guarantees.”
     Generally, any redemption of trust securities prior to maturity will be subject to prior Federal Reserve approval.
     Certain United States federal income tax considerations applicable to any offering of trust capital securities will be described in the applicable prospectus supplement.
Distributions Upon Dissolution of the Trusts
     Unless otherwise specified in an applicable prospectus supplement, each amended trust agreement will state that each Trust will be dissolved:
•	on the expiration of the term of that Trust;

•	upon our bankruptcy, dissolution or liquidation;

•	upon our written direction to the property trustee to dissolve the Trust and distribute the related junior subordinated debt securities directly to the holders of the trust securities;

•	upon the redemption of all of the trust capital securities in connection with the redemption of all of the related junior subordinated debt securities; or

•	upon entry of a court order for the dissolution of the Trust.
     Unless otherwise specified in an applicable prospectus supplement, in the event of a dissolution as described above other than in connection with redemption, after a Trust satisfies all liabilities to its creditors as provided by applicable law, each holder of the trust securities issued by that Trust will be entitled to receive:
•	the related junior subordinated debt securities in an aggregate principal amount equal to the aggregate liquidation amount of the trust securities held by the holder; or

•	if any distribution of the related junior subordinated debt securities is determined by the property trustee not to be practical, cash equal to the aggregate liquidation amount of the trust securities held by the holder, plus accumulated and unpaid distributions to the date of payment.
     If a Trust cannot pay the full amount due on its trust securities because it has insufficient assets available for payment, then the amounts payable by that Trust on its trust securities will be paid on a pro rata basis. However, if certain events of default under the junior subordinated indenture have occurred and are continuing with respect to any series of related junior subordinated debt securities, the total amounts due on the trust capital securities will be paid before any distribution on the common securities.
Events of Default
     The following will be events of default under each amended trust agreement:
•	an event of default under the junior subordinated indenture occurs with respect to any related series of junior subordinated debt securities; or

•	any other event of default specified in the applicable prospectus supplement occurs.
     Except as to certain events of bankruptcy, insolvency or similar proceedings affecting us and except as provided in the applicable prospectus supplement, if an event of default with respect to a related series of junior subordinated debt securities occurs and is continuing under the junior subordinated indenture, and the junior subordinated indenture trustee or the holders of not less than 25% in principal amount of the related junior subordinated debt securities outstanding fail to declare the principal amount of all of such junior subordinated debt securities to be immediately due and payable, the holders of at least 25% in aggregate liquidation amount of the outstanding trust capital securities of the Trust holding the junior subordinated debt securities, will have the right to declare such principal amount immediately due and payable by providing written notice to us, the applicable property trustee and the junior subordinated indenture trustee.

     At any time after a declaration of acceleration has been made with respect to a related series of junior subordinated debt securities and before a judgment or decree for payment of the money due has been obtained, the holders of a majority in liquidation amount of the affected trust capital securities may rescind any declaration of acceleration with respect to the related junior subordinated debt securities and its consequences:
•	if we deposit with the junior subordinated indenture trustee funds sufficient to pay all overdue interest on the related junior subordinated debt securities and other amounts due to the junior subordinated indenture trustee and the property trustee; and

•	if all existing events of default with respect to the related junior subordinated debt securities have been cured or waived, except non-payment of principal on the related junior subordinated debt securities that has become due solely because of the acceleration.
     The holders of a majority in liquidation amount of the affected trust capital securities may waive any past default under the junior subordinated indenture with respect to related junior subordinated debt securities, other than a default in the payment of principal of, premium, if any, or interest on, any related junior subordinated debt securities or a default with respect to a covenant or provision that cannot be amended or modified without the consent of the holder of each affected outstanding related junior subordinated debt security. In addition, the holders of at least a majority in liquidation amount of the affected trust capital securities may waive any past default under the amended trust agreement.
     The property trustee shall not have the right to direct the time, method and place of conducting any proceedings for any remedy available to the property trustee or to direct the exercise of the Trusts or power conferred on the property trustee under the amended trust agreement without the consent of the holders of a majority in liquidation amount.
     A holder of trust capital securities may institute a legal proceeding directly against us without first instituting a legal proceeding against the property trustee or anyone else, for enforcement of payment to the holder of principal and any premium or interest on the related series of junior subordinated debt securities having a principal amount equal to the aggregate liquidation amount of the trust capital securities of the holder, if we fail to pay principal and any premium or interest on the related series of junior subordinated debt securities when payable.
     We are required to furnish annually to the property trustee for each Trust, officers’ certificates to the effect that, to the best knowledge of the individuals providing the certificates, we and each Trust are not in default under the applicable amended trust agreement or, if there has been a default, specifying the default and its status.
Consolidation, Merger or Amalgamation of the Trusts
     No Trust may merge with or into, amalgamate, consolidate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any entity, except as described below or as described in “—Distributions Upon Dissolution of the Trusts.” The Trusts may, with the consent of the holders of the outstanding trust capital securities (but without the consent of the other trustees of that Trust), merge with or into, amalgamate, consolidate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, trusts organized under the laws of any state if:
•	the successor entity either:
•	expressly assumes all of the obligations of the Trust relating to its trust capital securities; or

•	substitutes for the Trust’s trust capital securities other securities having substantially the same terms as the trust capital securities, so long as the successor entity’s substituted securities have the same priority as the trust capital securities with respect to distributions, generally, including payments upon liquidation, redemption and otherwise;
•	We appoint a trustee of the successor entity who has substantially the same powers and duties as the property trustee of the Trust;

•	the successor entity’s securities are listed or traded, or any successor entity’s substituted securities will be listed upon notice of issuance, on the same national securities exchange or other market on which the trust capital securities are then listed or traded;

•	if the trust capital securities are rated by a nationally recognized statistical ratings agency, or “ratings agency,” the merger event does not cause the trust capital securities or any substituted successor securities to be downgraded by any such rating agency;

•	the merger event does not adversely affect the rights, preferences and privileges of the holders of the trust capital securities or any successor entity’s substituted securities in any material respect;

•	the successor entity has a purpose substantially identical to that of the Trust that issued the trust capital securities;

•	prior to the merger becoming effective, we shall have provided to the property trustee an opinion of counsel from a nationally recognized law firm stating that:
•	the merger event does not adversely affect the rights, preferences and privileges of the holders of the Trust’s trust capital securities in any material respect; and

•	following the merger, neither the Trust nor the successor entity will be required to register as an investment company under the Investment Company Act of 1940 (the “Investment Company Act”); and
•	we own or our permitted transferee owns, all of the common securities of the successor entity and we guarantee or our permitted transferee guarantees the obligations of the successor entity under the successor entity’s substituted securities at least to the extent provided under the applicable trust capital securities guarantee.
     In addition, unless all of the holders of the trust capital securities approve otherwise, no Trust may consolidate, amalgamate or merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any other entity, or permit any other entity to consolidate, amalgamate, merge with or into or replace it if the transaction would cause that Trust or the successor entity to be taxable as other than as a grantor trust for United States federal income tax purposes.
Voting Rights
     Unless otherwise specified in the applicable prospectus supplement, the holders of the trust capital securities will have no voting rights except as discussed below and under “—Amendment to an Amended Trust Agreement” and “Description of Guarantees—Modification of the Guarantee; Assignment” and as otherwise required by law.
     If any proposed amendment to an amended trust agreement provides for, or the trustees of a Trust otherwise propose to effect:
•	any action that would adversely affect the powers, preferences or rights of the trust capital securities in any material respect, whether by way of amendment to the amended trust agreement or otherwise; or

•	the dissolution, winding-up or termination of the Trust other than pursuant to the terms of the amended trust agreement;
then the holders of the affected trust capital securities as a class will be entitled to vote on the amendment or proposal. In that case, the amendment or proposal will be effective only if approved by the holders of at least a majority in aggregate liquidation amount of the trust capital securities.
     Without obtaining the prior approval of the holders of a majority in aggregate liquidation amount of the trust capital securities issued by the Trust, the trustees of that Trust may not:
•	direct the time, method and place of conducting any proceeding for any remedy available to the junior subordinated indenture trustee for any related junior subordinated debt securities or direct the exercise of any Trust or power conferred on the property trustee with respect to the related junior subordinated debt securities;

•	waive any default that is waivable under the junior subordinated indenture with respect to any related junior subordinated debt securities;

•	cancel an acceleration of the maturity of the principal of the related junior subordinated debt securities; or

•	consent to any amendment, modification or termination of the junior subordinated indenture or any related junior subordinated debt securities where consent is required.

     However, if a consent under the junior subordinated indenture requires the consent of each affected holder of the related junior subordinated debt securities, then the property trustee must obtain the prior consent of each holder of the trust capital securities of the Trust that holds the related junior subordinated debt securities. In addition, before taking any of the foregoing actions, we will provide to the property trustee an opinion of counsel experienced in such matters to the effect that, as a result of such actions, the Trust will not be taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes.
     The property trustee will notify all trust capital securities holders of a Trust of any notice of default received from the junior subordinated indenture trustee with respect to the junior subordinated debt securities held by that Trust.
     Any required approval of the holders of trust capital securities may be given at a meeting of the holders of the trust capital securities convened for the purpose or pursuant to written consent. The applicable property trustee will cause a notice of any meeting at which holders of securities are entitled to vote to be given to each holder of record of the trust capital securities at the holder’s registered address at least 15 days and not more than 90 days before the meeting.
     No vote or consent of the holders of the trust securities will be required for any Trust to redeem and cancel its trust securities in accordance with its amended trust agreement.
     Notwithstanding that holders of the trust capital securities are entitled to vote or consent under any of the circumstances described above, any of the trust capital securities that are owned us, any trustee or any affiliate of a trustee or us, will, for purposes of any vote or consent, be treated as if they were not outstanding. Trust capital securities held by us or any of our affiliates may be exchanged for related junior subordinated debt securities at the election of the holder.
Amendment to an Amended Trust Agreement
     An amended trust agreement may be further amended from time to time by us and the property trustee and the administrative trustees of each Trust without the consent of the holders of the trust capital securities of that Trust to:
•	cure any ambiguity or correct or supplement any provision which may be inconsistent with any other provisions with respect to matters or questions arising under the amended trust agreement, in each case to the extent that the amendment does not adversely affect the interests of any holder of the trust capital securities in any material respect; or

•	modify, eliminate or add to any provisions to the extent necessary to ensure that the Trust will not be taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes, to ensure that the junior subordinated debt securities held by the Trust are treated as indebtedness for United States federal income tax purposes or to ensure that the Trust will not be required to register as an investment company under the Investment Company Act.
     Other amendments to an amended trust agreement may be made by us and the trustees of that Trust upon approval of the holders of a majority in aggregate liquidation amount of the outstanding trust capital securities of that Trust and receipt by the trustees of an opinion of counsel to the effect that the amendment will not cause the Trust to be taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes, affect the treatment of the junior subordinated debt securities held by the Trust as indebtedness for United States federal income tax purposes or affect the Trust’s exemption from registration as an investment company under the Investment Company Act.
     Notwithstanding the foregoing, without the consent of each affected holder of trust securities of each Trust, an amended trust agreement may not be amended to:
•	change the amount or timing of any distribution on the trust securities of the Trusts or otherwise adversely affect the amount of any distribution required to be made in respect of the trust securities as of a specified date; or

•	restrict the right of a holder of any trust securities to institute suit for the enforcement of any payment on or after the distribution date.

     In addition, no amendment may be made to an amended trust agreement if the amendment would:
•	cause a Trust to be taxable as a corporation or characterized as other than a grantor trust for United States federal income tax purposes;

•	cause the junior subordinated debt securities held by the Trust to not be treated as indebtedness for United States federal income tax purposes;

•	cause the Trust to be deemed to be an investment company required to be registered under the Investment Company Act; or

•	impose any additional obligation on us without our consent.
Removal and Replacement of Trustees
     The holder of the Trust’s common securities may, upon prior written notice, remove or replace any of the administrative trustees and, unless an event of default has occurred and is continuing under the junior subordinated indenture, the property trustee and the Delaware trustee of the Trust. If an event of default has occurred and is continuing under the junior subordinated indenture, only the holders of a majority in liquidation amount of the Trust’s trust capital securities may remove or replace the property trustee or the Delaware trustee. The resignation or removal of any trustee will be effective only upon the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable amended trust agreement. We may replace any administrative trustee at any time.
Merger or Consolidation of Trustees
     Any entity into which the property trustee or the Delaware trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the trustee shall be a party, or any entity succeeding to all or substantially all of the corporate trust business of the trustee, shall be the successor of the trustee under the applicable amended trust agreement; provided that the resulting entity shall be otherwise qualified and eligible under the amended trust agreement.
Information Concerning the Property and Guarantee Trustee
     For matters relating to compliance with the Trust Indenture Act, the property trustee for each Trust will have all of the duties and responsibilities of an indenture trustee under the Trust Indenture Act. The property trustee, other than during the occurrence and continuance of a default under an amended trust agreement, undertakes to perform only the duties as are specifically set forth in the amended trust agreement and, after a default, must use the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. The property trustee is under no obligation to exercise any of the powers given it by an amended trust agreement at the request of any holder of the trust capital securities unless it is offered security or indemnity satisfactory to it against the costs, expenses and liabilities that it might incur. If the property trustee is required to decide between alternative courses of action, construe ambiguous provisions in an amended trust agreement or is unsure of the application of any provision of the amended trust agreement, and the matter is not one on which the holders of the trust capital securities are entitled to vote, then the property trustee will deliver a notice to us requesting written instructions as to the course of action to be taken and the property trustee will take or refrain from taking that action as instructed. If we do not provide these instructions within 10 business days, then the property trustee will take such action as it deems advisable and in the best interests of the holders of the trust securities. In this event, the property trustee will have no liability except for its own bad faith, negligence or willful misconduct.
     Wilmington Trust Company, which is the property trustee for each Trust, also serves as the guarantee trustee under each guarantee, as described below. Wilmington Trust Company’s principal office is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890. We and certain of our affiliates maintain banking, trust and other relationships with Wilmington Trust Company, and Wilmington Trust Company serves as the property trustee, guarantee trustee and Delaware trustee under other Delaware statutory trusts that have issued trust capital securities for our benefit.

Miscellaneous
     The administrative trustees of each Trust are authorized and directed to conduct the affairs of and to operate each Trust in such a way so that:
•	each Trust will not be taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes;

•	the junior subordinated debt securities held by each Trust will be treated as indebtedness of ours for United States federal income tax purposes; and

•	each Trust will not be deemed to be an investment company required to be registered under the Investment Company Act.
     We and the trustees of each Trust are authorized to take any action, so long as it is consistent with applicable law, the certificate of trust or amended trust agreement, that we and the trustees determine to be necessary or desirable for the above purposes.
     Registered holders of the trust capital securities have no preemptive or similar rights. The Trusts may not incur indebtedness or place a lien on any of their assets. We have agreed to pay the fees and charges of the property trustee, the guarantee trustee and the Delaware trustee.
Governing Law
     Each amended trust agreement and the trust capital securities will be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the conflict of laws provisions thereof.
DESCRIPTION OF GUARANTEES
     For purpose of this section, the terms “we”, “our”, “our” and “us” refer only to Seacoast Banking and not to its subsidiaries.
     The following describes certain general terms and provisions of the guarantees which we will execute and deliver for the benefit of the holders from time to time of trust capital securities. Each guarantee will be qualified as an indenture under the Trust Indenture Act, and Wilmington Trust Company will act as indenture trustee under each guarantee for the purposes of compliance with the provisions of the Trust Indenture Act. The terms of each guarantee will be those contained in each guarantee and those made part of each guarantee by the Trust Indenture Act. The following summary may not be complete and is subject to and qualified in its entirety by reference to the form of guarantee, which is an exhibit to the registration statement which contains this prospectus, and the Trust Indenture Act. Each guarantee will be held by the guarantee trustee of each Trust for the benefit of the holders of the trust capital securities.
General
     We will irrevocably and unconditionally agree to pay the following payments or distributions with respect to trust capital securities, in full, to the holders of the trust capital securities, as and when they become due regardless of any defense, right of set-off or counterclaim that the Trusts may have except for the defense of payment:
•	any accrued and unpaid distributions which are required to be paid on the trust capital securities, to the extent the Trust that issued the trust capital securities does not make such payments or distributions, but has sufficient funds available to do so;

•	the redemption price and all accrued and unpaid distributions to the date of redemption with respect to any trust capital securities called for redemption, to the extent the Trust that issued the trust capital securities does not make such payments or distributions, but has sufficient funds available to do so; and

•	upon a voluntary or involuntary dissolution, winding-up or termination of the Trust that issued the trust capital securities (other than in connection with the distribution of junior subordinated debt securities to the holders of trust capital securities or the redemption of all of the trust capital securities), the lesser of:

•	the total liquidation amount and all accrued and unpaid distributions on the trust capital securities to the date of payment, to the extent the Trust that issued the trust capital securities does not make such payments or distributions, but has sufficient funds available to do so; and

•	the amount of assets of the Trust that issued the trust capital securities has remaining and available for distribution to holders of such trust capital securities in liquidation of the Trust.
     Our obligations to make a payment under a guarantee may be satisfied by our direct payment of the required amounts to the holders of trust capital securities to which the guarantee relates or by causing the applicable Trust to pay the amounts to the holders of the trust capital securities.
Modification of the Guarantee; Assignment
     Except with respect to any changes which do not adversely affect the rights of holders of trust capital securities in any material respect (in which case no vote will be required), each guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding trust capital securities to which the guarantee relates. The manner of obtaining the approval of holders of the trust capital securities will be described in an accompanying prospectus supplement. All guarantees and agreements contained in each guarantee will bind our successors, assigns, receivers, trustees and representatives and will be for the benefit of the holders of the outstanding trust capital securities to which the guarantee relates.
Termination
     Each guarantee will terminate when any of the following has occurred:
•	all trust capital securities to which the guarantee relates have been paid in full or redeemed in full by us, the Trust that issued the trust capital securities or both;

•	the junior subordinated debt securities held by the Trust that issued the trust capital securities have been distributed to the holders of the trust capital securities; or

•	the amounts payable in accordance with the applicable amended trust agreement upon liquidation of the Trust that issued the trust capital securities have been paid in full.
     Each guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of trust capital securities to which the guarantee relates must restore payment of any amounts paid on the trust capital securities or under the guarantee.
Events of Default
     An event of default under a guarantee will occur if we fail to perform any of our payment obligations under a guarantee or we fail to perform any other obligation under a guarantee and the failure to perform such other obligation continues for 60 days.
     Each guarantee will constitute a guarantee of payment and not of collection. The holders of a majority in liquidation amount of the trust capital securities to which the guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee. If the guarantee trustee fails to enforce the guarantee, any holder of trust capital securities to which the guarantee relates may institute a legal proceeding directly against us to enforce the holder’s rights under the guarantee, without first instituting a legal proceeding against the Trust, the guarantee trustee or any one else. If we do not make a guarantee payment, a holder of trust capital securities may directly institute a proceeding against us for enforcement of the guarantee for such payment.
Status of the Guarantees
     Each guarantee will be our general unsecured obligation and will rank subordinate and junior in right of payment, and will be subject to its prior payment in full of our senior debt and subordinated debt as described under “Description of Debt Securities — Subordination”.

     The terms of the trust capital securities provide that each holder of trust capital securities by acceptance of the trust capital securities agrees to the subordination provisions and other terms of the guarantee relating to such subordination.
Information Concerning the Guarantee Trustee
     Wilmington Trust Company will serve as the guarantee trustee under each guarantee. Wilmington Trust Company’s address is Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890. The guarantee trustee, prior to the occurrence of a default with respect to a guarantee, undertakes to perform only those duties as are specifically contained in the guarantee and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. The guarantee trustee is under no obligation to exercise any of the powers vested in it by the applicable guarantee at the request of any holder of trust capital securities to which the guarantee relates, unless it is offered indemnity satisfactory to it against the costs, expenses and liabilities which it might incur by exercising these powers; however, the guarantee trustee will not be, upon the occurrence of an event of default under the applicable guarantee, relieved from exercising the rights and powers vested in it by such guarantee.
Governing Law
     Each guarantee will be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflict of laws provisions thereof.
EFFECT OF OBLIGATIONS UNDER THE JUNIOR SUBORDINATED DEBT SECURITIES
AND THE GUARANTEES
     As long as we can make payments of interest and any other payments in full when they are due on the junior subordinated debt securities held by a particular Trust, those payments will be sufficient to cover distributions and any other payments due on the trust securities issued by that Trust because:
•	the total principal amount of the junior subordinated debt securities held by the Trust will be equal to the total stated liquidation amount of all the trust securities issued by the Trust;

•	the interest rate and the interest payment dates and other payment dates on the junior subordinated debt securities held by the Trust will match the distribution rate and distribution payment dates and other payment dates for the trust securities issued by the Trust; and

•	we will pay, and the Trust will not be obligated to pay, directly or indirectly, all costs, expenses, debt and obligations of the Trust (other than obligations under the trust securities).
     We guarantee payments of distributions, to the extent the Trust obligated to pay those distributions has sufficient funds available to make the payments due on the trust capital securities, to the extent described under “Description of Guarantees.” If we do not make interest payments on the junior subordinated debt securities held by the Trust, the Trust will not have sufficient funds to pay distributions on the trust capital securities issued by the Trust.
     Each guarantee covers the payment of distributions and other payments on the trust capital securities issued by a Trust only if and to the extent that we have made a payment of interest or principal on the junior subordinated debt securities held by the Trust as its sole asset. However, we believe that the guarantees, when taken together with our obligations under the junior subordinated debt securities and the junior subordinated indenture and our obligations under the amended trust agreements, including our obligations to pay the costs, expenses, debts and liabilities of the Trusts, provide a full and unconditional guarantee of payment on the trust capital securities issued by the Trusts.
     A holder of trust capital securities may sue us to enforce its rights under the guarantee which relates to the holder’s trust capital securities without first suing the guarantee trustee, the Trust or any other person or entity.

ANTI-TAKEOVER EFFECTS OF CERTAIN ARTICLES OF INCORPORATION PROVISIONS
     Our amended and restated articles of incorporation contain certain provisions that make it more difficult to acquire control of us by means of a tender offer, open market purchase, a proxy fight or otherwise. These provisions are designed to encourage persons seeking to acquire control of us to negotiate with our directors. We believe that, as a general rule, the interests of our shareholders would be best served if any change in control results from negotiations with our directors.
     Our amended and restated articles of incorporation provide for a classified board, to which approximately one-third of our board of directors is elected each year at our annual meeting of shareholders. Accordingly, our directors serve three-year terms rather than one-year terms. The classification of our board of directors has the effect of making it more difficult for shareholders to change the composition of our board of directors. At least two annual meetings of shareholders, instead of one, will generally be required to effect a change in a majority of our board of directors. Such a delay may help ensure that our directors, if confronted by a holder attempting to force a proxy contest, a tender or exchange offer, or an extraordinary corporate transaction, would have sufficient time to review the proposal as well as any available alternatives to the proposal and to act in what they believe to be the best interests of our shareholders. The classification provisions apply to every election of directors, however, regardless of whether a change in the composition of our board of directors would be beneficial to us and our shareholders and whether or not a majority of our shareholders believe that such a change would be desirable.
     The classification of our board of directors could also have the effect of discouraging a third party from initiating a proxy contest, making a tender offer or otherwise attempting to obtain control of us, even though such an attempt might be beneficial to us and our shareholders. The classification of our board of directors could thus increase the likelihood that incumbent directors will retain their positions. In addition, because the classification of our board of directors may discourage accumulations of large blocks of our stock by purchasers whose objective is to take control of us and remove a majority of our board of directors, the classification of our board of directors could tend to reduce the likelihood of fluctuations in the market price of our common stock that might result from accumulations of large blocks of our common stock for such a purpose. Accordingly, our shareholders could be deprived of certain opportunities to sell their shares at a higher market price than might otherwise be the case.
     Our amended and restated articles of incorporation require the affirmative vote of the holders of (i) not less than two-thirds of all the shares of our stock outstanding and entitled to vote, and (ii) a majority of the shares of our stock outstanding and entitled to vote that are not beneficially owned or controlled, directly or indirectly, by a Related Person (as defined in our amended and restated articles of incorporation), to approve: (a) any sale, lease or other disposition of all or substantially all of our assets, (b) any merger, consolidation or purchase and/or assumption of assets and/or liabilities, (c) any reclassification of securities, recapitalization or similar transaction, or (d) any acquisition by a person of 5% or more of our voting shares or securities convertible into our voting shares. Any business combination described above may be approved only by the affirmative vote of a majority of the our voting shares if such business combination is approved and recommended to the shareholders by (x) the affirmative vote of two-thirds of our board of directors, and (y) a majority of the Continuing Directors (as defined in our amended and restated articles of incorporation).
     Our amended and restated articles of incorporation also contain additional provisions that may make takeover attempts and other acquisitions of interests in us more difficult where the takeover attempt or other acquisition has not been approved by our board of directors. These provisions include:
•	A requirement that any change to our amended and restated articles of incorporation relating to the structure of our board of directors, certain anti-takeover provisions and shareholder proposals must be approved by the affirmative vote of holders of (i) two-thirds of the shares outstanding and entitled to vote, and (ii) a majority of the outstanding shares entitled to vote that are not beneficially owned by a Related Person;

•	A requirement that any change to our bylaws, including any change relating to the number of directors, must be approved by the affirmative vote of (i) two-thirds of our board of directors or shareholders, and (ii) a majority of the continuing directors;

•	A requirement that shareholders may call a meeting of shareholders on a proposed issue or issues only upon the receipt by us from the holders of 50% of all shares entitled to vote on the proposed issue or issues of signed and dated written demands for the meeting describing the purpose for which it is to be held; and

•	A requirement that a shareholder wishing to submit proposals for a shareholder vote comply with certain procedures, including advanced notice requirements, in order for the proposal to be submitted to shareholders for their consideration.
     We believe that the power of our board of directors to issue additional authorized but unissued shares of our common stock or preferred stock without further action by our shareholders, unless required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded, will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. Our board of directors could authorize and issue a class or series of stock that could, depending upon the terms of such class or series, delay, defer or prevent a transaction or a change in control of us that might involve a premium price for holders of our common stock or that our shareholders otherwise consider to be in their best interest.
VALIDITY OF SECURITIES
     Unless otherwise indicated in the applicable prospectus supplement, certain legal matters with respect to the securities will be passed upon for us by Jones Day, counsel to Seacoast. Certain legal matters with respect to Florida law will be passed upon for us by Crary, Buchanan, Bowdish, Bovie, Beres, Elder & Williamson, Chartered, special counsel to Seacoast. Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel for the Trusts, will pass on certain legal matters for the Trusts. Any underwriters will be represented by their own legal counsel.
EXPERTS
     The consolidated financial statements of Seacoast Banking Corporation of Florida as of December 31, 2007 and 2006, and for each of the years in the three-year period ended December 31, 2007, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2007, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report dated March 14, 2008 with respect to the consolidated financial statements refers to the adoption of Statement of Financial Accounting Standard (SFAS) No. 157, Fair Value Measurements, and SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities — Including an Amendment of FASB Statement No. 115, as of January 1, 2007 and SFAS No. 123R, Share-Based Payment, effective January 1, 2006.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
     The following is an itemized statement of the estimated fees and expenses in connection with the issuance and distribution of the securities registered hereby:

Registration Statement filing fees		$1,572
Listing fees and expenses		*
Blue Sky fees and expenses		*
Printing and engraving expenses		*
Trustees’, Registrar and Transfer Agents’, and Depositaries’ fees and expenses		*
Attorneys’ fees and expenses		*
Accounting fees and expenses		*
Miscellaneous		*

Total	$	*

*	Estimated expenses are not presently known.
Item 15. Indemnification of Directors and Officers
     The Florida Act permits, under certain circumstances, the indemnification of officers, directors, employees and agents of a corporation with respect to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which such person was or is a party or is threatened to be made a party, by reason of his or her being an officer, director, employee or agent of the corporation, or is or was serving at the request of, such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding, including appeals thereof; provided, however, that the officer, director, employee or agent acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, or that he or she reasonably believed was not unlawful. In the case of proceedings by or in the right of the corporation, the Florida Act provides for indemnification of any person by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of, such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding, including appeals thereof; provided, however, that the officer, director, employee or agent acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, or that he or she reasonably believed was not unlawful, except that no indemnification is made where such person is adjudged liable, unless a court of competent jurisdiction determines otherwise.
     To the extent that such person is successful on the merits or otherwise in defending against any such proceeding, the Florida Act provides that he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith.
     Our amended and restated bylaws contain indemnification provisions similar to the Florida Act, and further provide that we may purchase and maintain insurance on behalf of our directors, officers, employees and agents in their capacities as such, or serving at the request of us, against any liabilities asserted against such persons whether or not we would have the power to indemnify such persons against such liability under our amended and restated bylaws.
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors and officers, or to persons controlling us, pursuant to our amended and restated articles of incorporation, amended and restated bylaws or the Florida Act, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification in these cases is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits

Exhibit No.	Exhibit

1.1	Form of Underwriting Agreement for Debt Securities.**

1.2	Form of Underwriting Agreement for Preferred Stock or Depositary Shares.**

1.3	Form of Underwriting Agreement for Common Stock.**

1.4	Form of Underwriting Agreement for Purchase Contracts.**

1.5	Form of Underwriting Agreement for Units.**

1.6	Form of Standby Underwriting Agreement for Rights.**

1.7	Form of Underwriting Agreement for Trust Capital Securities.**

4.1	Amended and Restated Articles of Incorporation of Seacoast Banking Corporation of Florida (filed as Exhibit 3.1 to Seacoast Banking’s Quarterly Report on Form 10-Q for the three and nine months ended March 31, 2006, and incorporated herein by reference).*

4.2	Amended and Restated Bylaws of Seacoast Banking Corporation of Florida (filed as Exhibit 3.2 to Seacoast Banking’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, and incorporated herein by reference).*

4.3	Specimen Stock Certificate (filed as Exhibit 4.1 to Seacoast Banking’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, and incorporated herein by reference).*

4.4	Form of Articles of Amendment Establishing a Series of Preferred Stock.**

4.5	Form of Senior Indenture.*

4.6	Form of Senior Note (included in Exhibit 4.5).*

4.7	Form of Subordinated Indenture.*

4.8	Form of Subordinated Debt Security (included in Exhibit 4.7).*

4.9	Form of Junior Subordinated Indenture.*

4.10	Form of Junior Subordinated Debt Security (included in Exhibit 4.9).*

4.11	Certificate of Trust of SBCF Capital Trust IV.*

4.12	Certificate of Trust of SBCF Capital Trust V.*

4.13	Trust Agreement of SBCF Capital Trust IV.*

4.14	Trust Agreement of SBCF Capital Trust V.*

4.15	Form of Amended and Restated Trust Agreement for each of the Trusts.*

4.16	Form of Trust Capital Security for each of the Trusts (included in Exhibit 4.15).*

4.17	Form of Guarantee Agreement with respect to each of the Trusts.*

Exhibit No.	Exhibit

4.18	Form of Collateral Agreement.**

4.19	Form of Warrant.**

4.20	Form of Rights Agreement.**

4.21	Form of Deposit Agreement.*

4.22	Form of Depositary Receipt (included in Exhibit 4.21).*

5.1	Opinion of Crary, Buchanan, Bowdish, Bovie, Beres, Elder & Williamson, Chartered as to the validity of the senior debt securities, subordinated debt securities, junior subordinated debt securities, preferred stock, depositary shares, common stock, purchase contracts, units, warrants, rights and guarantees of Seacoast Banking Corporation of Florida.

5.2	[INTENTIONALLY LEFT BLANK]

5.3	Opinion of Richards, Layton & Finger, P.A. as to the validity of the Trust Capital Securities of SBCF Capital Trust IV.*

5.4	Opinion of Richards, Layton & Finger, P.A. as to the validity of the Trust Capital Securities of SBCF Capital Trust V.*

8.1	Opinion of Jones Day as to certain U.S. federal income tax matters.**

12.1	Computation of Ratio of Earnings to Combined Fixed Charges and Preference Dividends for the three-month periods ended March 31, 2008 and 2007, and the years ended December 31, 2007, 2006, 2005, 2004 and 2003.*

23.1	Consent of KPMG LLP.*

23.2	Consent of Crary, Buchanan, Bowdish, Bovie, Beres, Elder & Williamson, Chartered (included in Exhibit 5.1).

23.3	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.3).*

23.4	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.4).*

23.5	Consent of Jones Day (included in Exhibit 8.1).**

24.1	Powers of Attorney (included on the signature page of this registration statement).*

25.1	Form T-1 Statement of Eligibility of Wilmington Trust Company to act as trustee under the Senior Indenture.*

25.2	Form T-1 Statement of Eligibility of Wilmington Trust Company to act as trustee under the Subordinated Indenture.*

25.3	Form T-1 Statement of Eligibility of Wilmington Trust Company to act as trustee under the Junior Subordinated Indenture.*

25.4	Form T-1 Statement of Eligibility of Wilmington Trust Company to act as property trustee with respect to the Amended and Restated Trust Agreement of SBCF Capital Trust IV.*

25.5	Form T-1 Statement of Eligibility of Wilmington Trust Company to act as property trustee with respect to the Amended and Restated Trust Agreement of SBCF Capital Trust V.*

25.6	Form T-1 Statement of Eligibility of Wilmington Trust Company to act as guarantee trustee under the Guarantee Agreement for the benefit of holders of Trust Capital Securities of SBCF Capital Trust IV.*

25.7	Form T-1 Statement of Eligibility of Wilmington Trust Company to act as guarantee trustee under the Guarantee Agreement for the benefit of holders of Trust Capital Securities of SBCF Capital Trust V.*

*	Previously filed.

**	To be filed by amendment or pursuant to a Current Report on Form 8-K and incorporated herein by reference.

Item 17. Undertakings
The undersigned Registrants hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:
(i)	Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)	That, for the purpose of determining liability of a Registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned Registrants undertake that in a primary offering of securities of the undersigned Registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.
(6)	That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)	To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of each Registrant pursuant to the provisions described in Item 15 above, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, Seacoast Banking Corporation of Florida certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3/A and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in The City of Stuart, State of Florida, on June 16, 2008.

SEACOAST BANKING CORPORATION OF FLORIDA
By:	/s/ Dennis S. Hudson, III
	Name:	Dennis S. Hudson, III
	Title:	Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity

/s/ Dennis S. Hudson, III Dennis S. Hudson, III	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)
* Dale M. Hudson	Vice-Chairman of the Board and Director
* A. Douglas Gilbert	President, Chief Operating & Credit Officer and Director
* William R. Hahl	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
* Stephen E. Bohner	Director
* Jeffrey C. Bruner	Director
* John H. Crane	Director
* T. Michael Crook	Director

Signature	Capacity
* Christopher E. Fogal	Director
* Jeffrey S. Furst	Director
* Dennis S. Hudson, Jr.	Director
* Thomas E. Rossin	Director
* John R. Santarsiero, Jr.	Director
* Thomas H. Thurlow, Jr.	Director
* Edwin E. Walpole, III	Director

*	By:	/s/ Dennis S. Hudson, III
Dennis S. Hudson, III Attorney-in-fact

     Pursuant to the requirements of the Securities Act of 1933, as amended, SBCF Capital Trust IV certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3/A and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of Stuart, State of Florida, on June 16, 2008.

SBCF CAPITAL TRUST IV By: Seacoast Banking Corporation of Florida, as Depositor
By:	/s/ Dennis S. Hudson, III
	Name:	Dennis S. Hudson, III
	Title:	Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, SBCF Capital Trust V certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3/A and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of Stuart, State of Florida, on June 16, 2008.

SBCF CAPITAL TRUST V By: Seacoast Banking Corporation of Florida, as Depositor
By:	/s/ Dennis S. Hudson, III
	Name:	Dennis S. Hudson, III
	Title:	Chairman and Chief Executive Officer